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                          AGREEMENT AND PLAN OF MERGER


                                      AMONG

                 THE PUBLISHING COMPANY OF NORTH AMERICA, INC.,

                     NEW COLLEGE DIRECTORY PUBLISHING, INC.

                                       AND

                       COLLEGE DIRECTORY PUBLISHING, INC.

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                                  July 1, 1997

                                                     Form 8-K/A No. 2, Exhibit 2

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

1.    Definitions......................................................     1

2.    Basic Transaction................................................     5
      (a)   The Merger.................................................     6
      (b)   The Closing................................................     6
      (c)   Effect of Merger...........................................     6

3.    Representations and Warranties of the Target
      and the Stockholders.............................................     7
      (a)   Organization of the Target.................................     7
      (b)   Authorization of Transaction...............................     7
      (c)   Capitalization.............................................     7
      (d)   Subsidiaries...............................................     8
      (e)   Non-Contravention..........................................     8
      (f)   Brokers' Fees..............................................     8
      (g)   Investment.................................................     8
      (h)   Title to Assets............................................     8
      (i)   Financial Statements.......................................     9
      (j)   Events Subsequent to Most Recent
              Fiscal Year End..........................................     9
      (k)   Undisclosed Liabilities....................................    11
      (l)   Related Party Transactions.................................    11
      (m)   Legal Compliance...........................................    12
      (n)   Tax Matters................................................    12
      (o)   Real Property..............................................    13
      (p)   Intellectual Property......................................    14
      (q)   Tangible Assets............................................    16
      (r)   Inventory..................................................    16
      (s)   Contracts..................................................    16
      (t)   Notes and Accounts Receivable..............................    17
      (u)   Powers of Attorney.........................................    18
      (v)   Insurance..................................................    18
      (w)   Litigation.................................................    18
      (x)   Product Warranty...........................................    18
      (y)   Employees..................................................    18
      (z)   Employee Benefits..........................................    19
      (aa)  Guaranties.................................................    21
      (bb)  Environment, Health, and Safety............................    21
      (cc)  Americans With Disabilities Act of 1990....................    21


                                       ii            Form 8-K/A No. 2, Exhibit 2

      (dd)  Contingent Liabilities.....................................    22
      (ee)  Accuracy of Net Bookings...................................    22
      (ff)  College Directories........................................    22
      (gg)  Stockholder Approval.......................................    22
      (hh)  Disclosure.................................................    22
      (ii)  No Other Representations...................................    22

4.    Representations and Warranties of PCNA
        and the Buyer..................................................    22
      (a)   Organization of PCNA and the Buyer.........................    22
      (b)   Authorization of Transaction...............................    23
      (c)   Non-Contravention..........................................    23
      (d)   Brokers' Fees..............................................    23
      (e)   Title to Assets............................................    23
      (f)   Capitalization.............................................    23
      (g)   Reports and Financial Statements...........................    24
      (h)   Absence of Undisclosed Liabilities.........................    24
      (i)   Absence of Certain Changes or Events.......................    24
      (j)   Material Agreements........................................    25
      (k)   Form 8-Ks..................................................    25
      (l)   Disclosure.................................................    25
      (m)   No Other Representations...................................    25

5.    Pre-Closing Covenants............................................    25
      (a)   General....................................................    25
      (b)   Notices and Consents.......................................    25
      (c)   Operation of Business......................................    25
      (d)   Preservation of Business...................................    25
      (e)   Full Access................................................    26
      (f)   Notice of Developments.....................................    26
      (g)   Exclusivity................................................    26

6.    Post-Closing Covenants...........................................    26
      (a)   General....................................................    26
      (b)   Litigation Support.........................................    26
      (c)   Transition.................................................    27
      (d)   Withdrawal of Funds by Stockholders........................    27
      (e)   Restrictions on Common Stock...............................    27
      (f)   Determination of Additional
              Consideration for Target Shares..........................    28
      (g)   PCNA Guarantee of the Buyer's
              Obligations to the Stockholders..........................    29
      (h)   Elimination of Personal Guarantees
              on Credit Line...........................................    29


                                      iii            Form 8-K/A No. 2, Exhibit 2

      (i)   Directory Printing Obligation..............................    29
      (j)   Net Bookings Guarantee.....................................    29
      (k)   PCNA Negative Assurances.  ................................    29
      (l)   PCNA Cooperation Regarding Code
              Section 368(a)(1)(A) Status..............................    30
      (m)   Officers and Directors of Buyer............................    30
      (n)   Effect of Lock-Ups Upon Third Party
              Acquisition of PCNA Stock................................    30
      (o)   Line of Credit.............................................    30
      (p)   Contingent Interactive Communication
              Specialists, Inc.........................................    31

7.    Conditions to Obligation to Close................................    31
      (a)   Conditions to Obligation of PCNA and
              the Buyer................................................    31
      (b)   Conditions to Obligation of the Target
              and the Stockholders.....................................    32

8.    Remedies For Breaches of This Agreement..........................    33
      (a)   Survival of Representations and Warranties.................    33
      (b)   Indemnification Provisions for Benefit
              of PCNA and the Stockholders.............................    33
      (c)   Indemnification Provisions for Benefit
              of PCNA and the Buyer....................................    34
      (d)   Matters Involving Third Parties............................    34
      (e)   Determination of Adverse Consequences......................    35
      (f)   PCNA's Right to Set-Off....................................    35
      (g)   Other Indemnification Provisions...........................    36
      (h)   Limitation on Indemnification..............................    36

9.    Termination......................................................    37
      (a)   Termination of Agreement...................................    37
      (b)   Effect of Termination......................................    37

10.   Miscellaneous....................................................    38
      (a)   Press Releases and Public Announcements....................    38
      (b)   No Third-Party Beneficiaries...............................    38
      (c)   Expenses...................................................    38
      (d)   Construction...............................................    38
      (e)   Specific Performance.......................................    38
      (f)   Severability...............................................    39
      (g)   Counterparts...............................................    39
      (h)   Benefit....................................................    39
      (i)   Notices and Addresses......................................    39
      (j)   Attorney's Fees............................................    40


                                       iv            Form 8-K/A No. 2, Exhibit 2

      (k)   Oral Evidence..............................................    40
      (l)   Governing Law..............................................    40
      (m)   Arbitration................................................    40
      (n)   Section or Paragraph Headings..............................    41


                                       v             Form 8-K/A No. 2, Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") entered into as of this 1st day of July, 1997, by and among The Publishing Company of North America, Inc., a Florida corporation ("PCNA"), New College Directory Publishing, Inc., a Delaware corporation (the "Buyer"), College Directory Publishing, Inc., a Delaware corporation (the "Target") and Michael Paul and John Rafanello (the "Stockholders"). PCNA, the Buyer, the Target and the Stockholders are referred to collectively herein as the "Parties".

      WHEREAS, PCNA owns 100% of the outstanding capital stock of the Buyer;

      WHEREAS, the Target and the Stockholders wish to merge the Target into the Buyer in a tax-free reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code (the "Code") through which the Target shall merge into the Buyer and the Stockholders shall receive cash and common stock of PCNA in exchange for 100% of the capital stock of the Target; and

      WHEREAS, this Agreement provides for various rights and responsibilities.

      NOW, THEREFORE, in consideration of the mutual promises made herein, and in consideration of the representations, warranties, and covenants contained herein, the Parties adopt this plan of merger and agree as follows:

      1.    Definitions.

            "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, as defined, obligations, Taxes, as defined, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

            "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934.

            "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

            "Business" means the college and university directory publishing business.

            "Buyer" has the meaning set forth in the preface above.

            "Certificate of Merger" has the meaning set forth in Section 2(b).


                                       1             Form 8-K/A No. 2, Exhibit 2

            "Closing" has the meaning set forth in Section 2(b) below.

            "Closing Date" has the meaning set forth in Section 2(b) below.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" means the common stock, no par value, of PCNA.

            "Effective Time" has the meaning as set forth Section 2(c)(i).

            "Employee Benefit Plan" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, as defined, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan,
      (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multi-employer Plan), or (d) Employee Welfare Benefit Plan, as defined, or material fringe benefit plan or program.

            "Employee Pension Benefit Plan" has the meaning set forth in Section 3(z)(i)(B)) of ERISA, as defined.

            "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(z)(i)(B)) of ERISA, as defined.

            "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or water into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Extremely Hazardous Substances" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

            "Family Member" means any spouse, child, parent, father or mother-in-law, brother or sister, brother or sister-in-law, nephew or niece, and any corporation, partnership, joint venture, limited liability company, association, trust, joint stock company, unincorporated


                                       2             Form 8-K/A No. 2, Exhibit 2
      organization, or entity in which such a Person has any ownership interest in (excluding any public company in which a Person owns less than 1% of the outstanding shares of common stock).

            "Fiduciary" has the meaning set forth in ERISA Section 3(21) of ERISA, as defined.

            "Financial Statements" has the meaning set forth in Section 3(i) below.

            "Form 10-KSB" shall mean the Form 10-KSB of PCNA for the year ended December 31, 1996 which has been filed with the SEC, as defined.

            "Form 10-QSB" shall mean the Form 10-QSB of PCNA for the quarter ended March 31, 1997 which has been filed with the SEC, as defined.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "Indemnified Party" has the meaning set forth in Section 8(d)(i) below.

            "Indemnifying Party" has the meaning set forth in Section 8(d)(i) below.

            "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, services marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptions, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation, (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

            "Investigation" means any preliminary or other inquiry or any informal or formal investigation being conducted by any federal, state, or local government including any administrative agency.

            "Knowledge" means actual knowledge after reasonable investigation.


                                       3            Form 8-K/A No. 2, Exhibit 2

            "Liabilities" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes, as defined.

            "Merger" has the meaning set forth in Section 2(a) below.

            "Merger Consideration" has the meaning set forth in Section
      2(c)(iv).

            "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements, as defined.

            "Most Recent Financial Statements" has the meaning set forth in
      Section 3(i) below.

            "Most Recent Fiscal Month End" has the meaning set forth in Section 3(i) below.

            "Most Recent Fiscal Year End" has the meaning set forth in Section 3(i) below.

            "Net Bookings" means the amount of advertising orders, less ordinary and/or customary discounts, received on or before Closing by the Target, as defined, to be published in university and college membership directories during 1997 without excluding any down payments made by advertisers.

            "Net Pre-Tax Income" has the meaning set forth in Section 6(f)(iii)(D) below.

            "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

            "Parties" has the meaning set forth in the preface above.

            "PCNA" has the meaning set forth in the preface above.

            "PCNA's Financial Statements" has the meaning set forth in Section 4(g) below.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

            "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

            "Proxy Statement" means the Proxy Statement dated April 30, 1997 filed with the SEC.


                                       4            Form 8-K/A No. 2, Exhibit 2

            "Reportable Event" has the meaning set forth in Section 4043 of ERISA.

            "Securities Act" means the Securities Act of 1933, as amended.

            "SEC" shall mean the Securities and Exchange Commission.

            "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes, as defined, not yet due and payable or for Taxes, as defined, that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
      (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

            "Stockholders" has the meaning set forth in the preface above.

            "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directories.

            "Surviving Corporation" has the meaning set forth in Section 2(a) below.

            "Target" has the meaning set forth in the preface above.

            "Target's Financial Statements" has the meaning set forth in Section 3(i).

            "Target Shares" means the common stock, no par value of the Target.

            "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

            "Tax Return" means any return, declaration, report, claim for refund, or information or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

            "Third Party Claim" has the meaning set forth in Section 8(d) below.

      2. Basic Transaction.


                                       5            Form 8-K/A No. 2, Exhibit 2

            (a) The Merger. On and subject to the terms and conditions of this Agreement, the Target shall merge with and into the Buyer (the "Merger") at the Effective Time, as defined. The Buyer shall be the corporation surviving the Merger (the "Surviving Corporation").

            (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of PCNA in Lake Helen, Florida, at 9:30 a.m., local time, on the 1st day of July, 1997, subject to the satisfaction or waiver of all conditions to the obligation of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions, the respective Parties will take at the Closing itself), or such other date as the Parties may mutually determine (the "Closing Date"). At the Closing, (i) the Target shall deliver to PCNA and the Buyer the various certificates, instruments and documents referred to in this Agreement, (ii) the Stockholders shall deliver to the Buyer the instruments referred to in this Agreement including certificates representing 100% of the Target Shares duly executed with medallion guarantees, (iii) PCNA and the Buyer shall deliver to the Target and the Stockholders the various certificates, instruments, and documents referred to in Section 6(b) below, (iv) the Buyer shall deliver to the Stockholders the Common Stock and cashiers checks referred to in Section 2(e) below, and (v) PCNA and the Buyer shall file with the Secretary of State of Delaware a certificate of merger in the form attached hereto as Exhibit A (the "Certificate of Merger").

            (c) Effect of Merger.

                  (i) General. The Merger shall become effective at the time
            (the "Effective Time") that the Buyer and the Target file the Certificate of Merger with the Secretary of State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any documents) in the name and on behalf of either the Surviving Corporation or the Target in order to carry out and effectuate the transactions contemplated by the Agreement.

                  (ii) Certificate of Incorporation. The Certificate of
            Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to change the name of the Surviving Corporation so that immediately following the Effective Time, the name of the Surviving Corporation is College Directory Publishing, Inc.

                  (iii) Directors and Officers. The directors and officers of the Surviving Corporation at and as of the Effective Time shall be as disclosed on Schedule 2(d)(iii) hereof.

                  (iv) Conversion of Target Shares. At and as of the Effective
            Time, each Target Share shall be converted into the right to receive an amount (the


                                       6            Form 8-K/A No. 2, Exhibit 2

            "Merger Consideration") equal to $100 in cash plus 250 shares of Common Stock. At the Closing, the Buyer shall deliver to the Stockholders an aggregate of 750,000 shares of Common stock and $300,000 and the contingent right to receive additional Merger Consideration as described in Section 6(f) hereof. No Target Share shall be deemed to be outstanding or to have any rights after the Effective Time.

      3. Representations and Warranties of the Target and the Stockholders. The Target and each of the Stockholders represents and warrants to PCNA and the Buyer that to their Knowledge, individually and not collectively, the statements contained in this Section 3 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date.

            (a) Organization of the Target. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the failure to so qualify would not have a material adverse effect upon the Target. The Target has full corporate power and authority to carry on the business in which it is engaged in to own and use the properties owned and used by it. Schedule 3(b) lists the directors and officers of the Target. The Target has delivered to PCNA and the Buyer correct and complete copies of the charter and bylaws of the Target. The minute books (containing the records and meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books and the stock record books of the Target are correct and complete. The Target is not in default under or in violation of any provision of its charter or bylaws.

            (b) Authorization of Transaction. The Target and the Stockholders have the full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. Subject to execution, delivery and authorization of PCNA and the Buyer, this Agreement constitutes the valid and legally binding obligation of the Target and each Stockholder, enforceable in accordance with its terms and conditions. The Target and the Stockholders need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (c) Capitalization.

                  (i) The authorized capital stock of the Target consists of
            3,000 Target Shares of which 3,000 Target Shares are outstanding. All of the issued and outstanding Target Shares are validly issued and are fully paid, non-assessable and free of preemptive rights.

                  (ii) There are (A) no outstanding subscriptions, options,
            calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding


                                       7            Form 8-K/A No. 2, Exhibit 2
            security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional Target Shares or shares of the capital stock of Target or obligating Target to grant, extend or enter into any agreement or commitment, and (B) no voting trusts, proxies or other agreements or understandings to which Target is a party or is bound with respect to the voting of any Target Shares or shares of capital stock of Target. The Target Shares issued to the Stockholders will be as of the Closing duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and liens or Security Interests.

            (d) Subsidiaries. Except as disclosed on Schedule 3(d), the Target has no Subsidiaries and does not own any interest in any corporation, partnership, joint venture, limited liability company, association, trust or entity.

            (e) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject or, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which the Target is a party or by which it is bound or to which any of its assets is subject.

            (f) Brokers' Fees. Target and the Stockholders have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which PCNA or the Buyer could become liable or obligated.

            (g) Investment. Each of the Stockholders (i) understands that the Common Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and transferred in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) except as provided in this Agreement, is acquiring the Common Stock solely for his own account for investment purposes, and not with a view to the distribution thereof,
      (iii) is a sophisticated investor with knowledge and experience in business and financial matters and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Common Stock, (iv) acknowledges receipt of PCNA's Form 10-KSB, Form 10-QSB and Proxy Statement, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Common Stock.

            (h) Title to Assets. The Target has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, shown on the Most Recent Balance Sheet or acquired after the date thereof and, except as shown on Schedule 3(h), are free and clear of all Security Interests, except for properties and assets


                                       8            Form 8-K/A No. 2, Exhibit 2
      disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Schedule 3(h) also includes a list of all assets owned and leased by the Target with the designation as which assets are leased.

            (i) Financial Statements. Attached hereto as Exhibit B are the following financial statements of the Target (collectively the "Financial Statements"): (i) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1996 (the "Most Recent Fiscal Year End"); and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the five months ended May 31, 1997 (the "Most Recent Fiscal Month End"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis through the periods covered thereby, present fairly the financial condition of the Target as of such dates and the results of operations of the Target for such periods, are materially correct and complete, and are consistent with the books and records of the Target (which books and records are materially correct and complete).

            (j) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Target. Without limiting the generality of the foregoing, except as provided to the contrary in this Agreement since that date:

                  (i) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) except as otherwise disclosed in this Agreement, the
            Target has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving (A) more than $12,000, (B) a term of more than one year, or (C) outside the Ordinary Course of Business;

                  (iii) except as listed elsewhere herein, no party (including
            Target) has accelerated, terminated, modified, or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases, and licenses) to which the Target is a party or by which it is bound involving (A) more than $12,000; or
            (B) a term of more than one year;

                  (iv) the Target has not imposed any Security Interest upon any of its assets, tangible or intangible, except as listed elsewhere herein;

                  (v) except as listed elsewhere herein, the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $12,000 or outside the Ordinary Course of Business;


                                       9             Form 8-K/A No. 2, Exhibit 2

                  (vi) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving (A) more than $12,000, (B) or outside the Ordinary Course of Business;

                  (vii) the Target has not issued any note, debenture, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $12,000 singly or $25,000 in the aggregate;

                  (viii) the Target has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business except with respect to that certain vendor debt allegedly due Directory Printing in the approximate amount of $241,700:

                  (ix) the Target has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving (A) more than $12,000, or (B) outside the Ordinary Course of Business except for those claims released as part of the settlement of the lawsuit involving the St.
            Joseph's University;

                  (x) the Target has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the
            charter or bylaws of the Target;

                  (xii) the Target has not issued, sold, or otherwise disposed of any Target Shares, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any Target Shares;

                  (xiii) the Target has not declared, set aside, or paid any dividend or made any distribution with respect to Target Shares (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any Target Shares except for those made to the Stockholders in the approximate amount of $269,000 through the Closing;

                  (xiv) the Target has not experienced any material damage,
            destruction, or loss (whether or not covered by insurance) to its property;

                  (xv) the Target has not made any loan to, or entered into any other transaction with, any of its employees involving more than $12,000 in the aggregate outside the Ordinary Course of Business;

                  (xvi) except as disclosed elsewhere herein, the Target has not entered


                                       10            Form 8-K/A No. 2, Exhibit 2
            into any employment contract, written or oral, or modified the terms of any existing such contract or agreement involving more than $12,000 in the aggregate or entered into any collective bargaining agreement;

                  (xvii) the Target has not granted any increase in the base compensation of any of its directors, officers or Family Members;

                  (xviii) the Target has not adopted, amended, modified, or
            terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or Family Members (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) the Target has not made any other change in employment terms for any of its directors and officers;

                  (xx) the Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (xxi) there has not been any other occurrence, event,
            incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Target;

                  (xxii) the Target has not terminated or amended any insurance policies nor has any insurance company done so with regard to a policy paid for by the Target; and

                  (xxiii) the Target is not committed to any of the foregoing.

            (k) Undisclosed Liabilities. The Target does not have any Liabilities (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities, obligations or contingencies which (A) would not, in the aggregate, have a material adverse effect on the Target, or (B) have been discharged or paid in full prior to the date hereof; and (ii) Liabilities and obligations which are of a nature not required to be reflected in the financial statements of the Target prepared in accordance with generally accepted accounting principles consistently applies and which were incurred in the Ordinary Course of Business.

            (l) Related Party Transactions. Since January 1, 1995, the Target has not entered into any transactions or engaged in any business with any director or officer of the Target or any Family Member. As used in this representation and warranty, the phrase "any transactions or engaged in any business" includes any of the matters listed on Schedule 3(1) hereof.


                                       11            Form 8-K/A No. 2, Exhibit 2

            (m) Legal Compliance. The Target, its directors, officers and Affiliates (including the Stockholders) have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Nor has the Target, its directors, officers and Affiliates (including the Stockholders) received any oral or written notice from any other Person regarding any of the foregoing.

            (n) Tax Matters.

                  (i) Except as disclosed on Schedule (n)(i), the Target has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Target (whether or not shown on any Tax Return) have been paid. The Target currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) The Target has withheld and paid all Taxes required to have been withheld and, except as may not yet be required in the Ordinary Course of Business, has paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) Neither of the Stockholders or any director, officer (or employee responsible for Tax matters) of Target expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing, or (B) as to which either of the Stockholders and the directors and officers (and employees responsible for Tax matters) of the Target has Knowledge based upon personal contact with any agent of such authority. Schedule 3(n)(iii) lists all federal, state, local, and foreign income Tax Returns filed with respect the Target for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Target has delivered to PCNA and the Buyer correct and complete copies of all federal, state and local income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Target since December 31, 1992.

                  (iv) The Target has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.


                                       12            Form 8-K/A No. 2, Exhibit 2

                  (v) The Target has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Target has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Target is not a party to any Tax allocation or sharing agreement. The Target (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return, or (B) has no Liability for the Taxes of any Person (other than the Target) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) Schedule 3(n)(vi) sets forth as of the most recent
            practicable date the basis of the Target in its assets.

            (o) Real Property.

                  (i) The Target does not own any direct or indirect interest in real property;

                  (ii) Schedule 3(o)(ii) lists and describes briefly all real property leased or subleased to the Target. The Target has delivered to PCNA and the Buyer correct and complete copies of the leases and subleases listed in Schedule 3(o)(ii). With respect to each lease and sublease listed in Schedule 3(o)(ii):

                        (A) the lease or sublease is legal, valid, binding,
                  enforceable, and in full force and effect;

                        (B) the lease or sublease will continue to be legal,
                  valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                        (C) no party to the lease or sublease is in breach or
                  default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (D) no party to the lease or sublease has repudiated any
                  provision thereof;

                        (E) there are no disputes, oral agreements, or
                  forbearance programs in effect as to the lease or sublease;


                                       13            Form 8-K/A No. 2, Exhibit 2

                        (F) with respect to each sublease, the representations
                  and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

                        (G) the Target has not assigned, transferred, conveyed,
                  mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                        (H) all facilities leased or subleased thereunder have
                  received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operate, and maintained in accordance with applicable laws, rules, and regulations;

                        (I) all facilities leased or subleased thereunder are
                  supplied with utilities and other services necessary for the operation of said facilities; and

                        (J) the owner of the facility leased or subleased has
                  good and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except installments of special easements not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

            (p) Intellectual Property.

                  (i) Except for some immaterial and miscellaneous software
            programs, the Target owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary or desirable for the operation of the business of the Target as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of the Target immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions, immediately subsequent to the Closing hereunder. The Target has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) Except as listed on Schedule 3(p)(ii), the Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Target must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the


                                       14            Form 8-K/A No. 2, Exhibit 2

            Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Target.

                  (iii) Schedule 3(p)(iii) identifies each item of Intellectual
            Property having a purchase price to the Target of in excess of $1,000 and not otherwise elsewhere disclosed herein that any third party owns and that any of the Target uses pursuant to license, sublicense, agreement, or permission. The Target has delivered to PCNA and the Buyer correct and complete copies of all available licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Schedule 3(p)(iii).

                        (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect;

                        (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                        (C) no party to the license, sublicense, agreement, or
                  permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                        (D) no party to the license, sublicense, agreement, or
                  permission has repudiated any provision thereof;

                        (E) with respect to each sublicense, the representations
                  and warranties set forth in subsections through (D) above are true and correct with respect to the underlying license;

                        (F) the underlying item of Intellectual Property is not
                  subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                        (G) no action, suit, proceeding, hearing, investigation,
                  charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company and its Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                        (H) the Target has not granted any sublicense or similar
                  right with respect to the license, sublicense, agreement, or permission.


                                       15            Form 8-K/A No. 2, Exhibit 2

                  (iv) To the Knowledge of any of the Stockholders and the
            directors and officers (and employees with responsibility for Intellectual Property matters) of the Target, nothing will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

                  (v) None of the Stockholders and the directors and officers
            (and employees with responsibility for Intellectual Property matters) of the Target have any Knowledge of any new products, inventions, procedures, or methods of printing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of the Target.

            (q) Tangible Assets. The Target owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

            (r) Inventory. There is no inventory.

            (s) Contracts. Schedule 3(s) lists the following contracts and other agreements to which the Target is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $12,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, (A) the performance of which will extend over a period of more than one year, or (B) require the payment of a sum in excess of fair market value determined on arms-length basis, or involve consideration in excess of $25,000;

                  (iii) any agreement concerning a partnership, joint venture or strategic alliance;

                  (iv) any agreement (or group of related agreements) under
            which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible in excess of $5,000;


                                       16            Form 8-K/A No. 2, Exhibit 2

                  (v) any agreement concerning confidentiality or
            non-competition;

                  (vi) any agreement with any of the Stockholders except
            employment agreements to be entered into by each of the Stockholders with the Buyer at the Closing;

                  (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (viii) any collective bargaining agreement;

                  (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits except for the employment agreements to be entered into between the Stockholders and the Buyer at the Closing;

                  (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

                  (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of the Target; or

                  (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

      The Target has delivered to PCNA and the Buyer a correct and complete copy of each written agreement listed in Schedule 3(s) and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 3(s). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

            (t) Notes and Accounts Receivable. All notes and accounts receivable of the Target are reflected properly on its books and records, are valid receivables subject to no material set-offs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the


                                       17            Form 8-K/A No. 2, Exhibit 2
      past custom and practice of the Target.

            (u) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Target.

            (v) Insurance. Schedule 3(v) identifies each insurance policy (including policies insuring the lives of Stockholders and policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) under which the Target has received insurance coverage during the period commencing July 14, 1995. A copy of each insurance policy is available for inspection by PCNA and the Buyer at the offices of the Target.

      With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Target nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of the Target has been covered during the past five years by insurance in scope and amount customary and reasonable for the business in which it has engaged during the aforementioned period. Schedule 3(v) describes any self-insurance arrangements affecting the Target.

            (w) Litigation. Schedule 3(w) sets forth each instance in which any of the Target or the Stockholders (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for litigation matters) of the Target, is threatened to be made a party to any action, suit, proceeding, hearing, or Investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and Investigations set forth in Schedule 3(w) could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of the Target or which otherwise could result in any Liability to either or both of the Stockholders. None of the Stockholders and the directors and officers (and employees with responsibility for litigation matters) of the Target has any reason to believe that any such action, suit, proceeding, hearing, or Investigation may be brought or threatened against any of the Target or the Stockholders.

            (x) Product Warranty. The Target has not issued any express warranty with regard to the membership directories it publishes or sells.

            (y) Employees. To the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for employment matters) of the Target, the


                                       18            Form 8-K/A No. 2, Exhibit 2

      Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Target has not committed any unfair labor practice. None of the Stockholders and the directors and officers (and employees with responsibility for employment matters) of the Target has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Target. None of the Stockholders and the Target have any Knowledge that any employee or former employee of the Target has breached any confidentiality agreement, misappropriated any trade secrets or violated any trade secret law nor has any former employee commenced competing with the Target in violation of any non-compete agreement with the Target.

            (z) Employee Benefits.

                  (i) Schedule 3(z)(i) lists each Employee Benefit Plan that any of the Target maintains or to which any of the Target contributes.

                           (A) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and descriptions (including
                  Form 5500 Annual Reports, Summary Annual Reports, PBGC-1's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (C) All contributions (including all employer
                  contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                           (D) Each such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a).

                           (E) The market value of assets under each such
                  Employee


                                       19            Form 8-K/A No. 2, Exhibit 2

                  Benefit Plan which is an Employee Pension Benefit Plan (other than any Multi-employer Plan) equals or exceeds the present value of all vested and non-vested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F) The Target has delivered to PCNA and the Buyer
                  correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that the
            Target maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute:

                           (A) No such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan (other than any Multi-employer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted or, to the Knowledge of any of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Target, threatened.

                           (B) There have been no Prohibited Transactions with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for employee benefits matters) of the Target, threatened. None of the Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Target has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (C) The Target has not incurred, and none of the
                  Stockholders and the directors and officers (and employees with responsibility for employee benefits matters) of the Target has any reason to expect that the Target will incur, any Liability to the PBGC (other than PBGC premium


                                       20            Form 8-K/A No. 2, Exhibit 2
                  payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) The Target has never contributed to, or been required to contribute to any Multi-employer Plan or has any Liability (including withdrawal Liability) under any Multi-employer Plan.

                  (iv) The Target does not maintain or contributes, and never has maintained or contributed, or been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

            (aa) Guaranties. The Target is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

            (bb) Environment, Health, and Safety.

                  (i) The Target and its respective predecessors and Affiliates have complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, Investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Without limiting the generality of the preceding sentence, each of the Target and their respective predecessors and Affiliates has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                  (ii) The Target has no Liability (and none of the Target and their respective predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Target giving rise to any Liability) for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

            (cc) Americans With Disabilities Act of 1990. The Target has complied with the Americans With Disabilities Act of 1990, and no action, suit, proceeding, hearing, Investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure to so comply.


                                       21            Form 8-K/A No. 2, Exhibit 2

            (dd) Contingent Liabilities. Except as listed on Schedule (ad), the Target has no contingent liabilities to any Person.

            (ee) Accuracy of Net Bookings. The Net Bookings are materially correct and complete and give effect to any requested cancellations received prior to the Closing by advertisers. Schedule 3(ae) represents the Net Bookings of the Target and also reflects the amounts paid as deposits by advertisers.

            (ff) College Directories. The Target has received commitments from colleges and universities for the publication of membership directories during 1997 all of which are listed on Schedule 3(af) hereof. Except as reflected on Schedule 3(af), the Target and the Stockholders have not received notice from any college or university that they do not intend to utilize the services of the Target for years following 1997.

            (gg) Stockholder Approval. Each of the Stockholders represents and warrants that the stockholders of the Target have unanimously approved the Merger with the Buyer and that no dissenters' rights exists. The Stockholders shall not revoke their vote or consent in favor of the Merger.

            (hh) Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

            (ii) No Other Representations. The Target and the Stockholders shall not be deemed to have made to PCNA and the Buyer any representation or warranty other than as is expressly made in Sections 3(a) through (ah).

      4. Representations and Warranties of PCNA and the Buyer. PCNA and the Buyer represent and warrant to the Target and the Stockholders that the statements contained in this Section 4 are to their Knowledge correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

            (a) Organization of PCNA and the Buyer. PCNA and the Buyer are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their respective incorporation. PCNA and the Buyer are duly authorized to conduct business and are in good standing under the laws of each respective jurisdiction where such qualification is required. PCNA and the Buyer have full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which each is engaged and to own and use the properties owned and used by each. PCNA and the Buyer have delivered to the Target and the Stockholders correct and complete copies of the charter and bylaws of PCNA and the Buyer (as amended to date). PCNA and the Buyer are not in default under or in violation of any provision of their respective charters or bylaws.


                                       22            Form 8-K/A No. 2, Exhibit 2

            (b) Authorization of Transaction. PCNA and the Buyer have the full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. Subject to execution, delivery and authorization of the Target and the Stockholders hereto, this Agreement constitutes the valid and legally binding obligation of PCNA and the Buyer, enforceable in accordance with its terms and conditions. PCNA and the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

            (c) Non-Contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which PCNA or the Buyer are subject or, (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, license, instrument, or other arrangement to which PCNA or the Buyer are a party or by which either is bound or to which any of either's assets is subject.

            (d) Brokers' Fees. PCNA and the Buyer have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Target or the Stockholders could become liable or obligated.

            (e) Title to Assets. PCNA has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown in its Form 10-QSB or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since March 31, 1997 or except as disclosed in the Form 10-KSB or Form 10-QSB. The Buyer has no assets except for organizational costs and the Merger Consideration which will be delivered to the Stockholders pursuant to the terms of this Agreement. The Buyer has no Liabilities and has never conducted any business.

            (f) Capitalization.

                  (i) The authorized capital stock of PCNA consists of
            15,000,000 shares of Common Stock, of which 4,121,900 shares are outstanding as of the date of this Agreement. All of the issued and outstanding shares of common stock are validly issued and are fully paid, non-assessable and free of preemptive rights.

                  (ii) Except as disclosed in the Form 10-KSB, Form 10-QSB,
            Proxy Statement or as set forth on Schedule 4(f)(ii) hereof, as of the date hereof, there are (A) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of


                                       23            Form 8-K/A No. 2, Exhibit 2
            conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating PCNA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Common Stock or obligating PCNA to grant, extend or enter into any agreement or commitment except for the merge consideration, and (B) no voting trusts, proxies or other agreements or understandings to which PCNA is a party or is bound with respect to the voting of any shares of Common Stock. The shares of Common Stock to be issued to the Stockholders will be as of the Closing duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

            (g) Reports and Financial Statements. Since May 17, 1996, PCNA has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Securities Exchange Act of 1934 and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. PCNA has previously delivered to the Stockholders copies of its Form 10-KSB, Form 10-QSB and Proxy Statement. As of their respective dates, the Form 10-KSB, the Form 10-QSB and the Proxy Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of PCNA included in such reports (collectively, "PCNA's Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of PCNA as of the dates thereof and the results of operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

            (h) Absence of Undisclosed Liabilities. Except as disclosed in the Form 10-QSB, PCNA did not have at March 31, 1997, and has not incurred since that date, any Liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (A) Liabilities, obligations or contingencies (1) which are accrued or reserved against in PCNA's Financial Statements or reflected in the notes thereto, or (2) which were incurred after March 31, 1997 and were incurred in the Ordinary Course of Business and consistent with past practices; (B) Liabilities, obligations or contingencies which (1) would not, in the aggregate, have a material adverse effect on PCNA, or (2) have been discharged or paid in full prior to the date hereof; and (C) Liabilities and obligations which are of a nature not required to be reflected in the financial statements of PCNA prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the Ordinary Course of Business.

            (i) Absence of Certain Changes or Events. Since the date of the Form 10-QSB, there has not been any material adverse change in the business, operations, properties,


                                       24            Form 8-K/A No. 2, Exhibit 2
      assets, liabilities, condition (financial or other), results of operations or prospects of PCNA, taken as a whole, including as a result of any change in capital structure, employee compensation arrangement (including severance rights and benefit plans), accounting method or applicable law.

            (j) Material Agreements. Since January 1, 1997, PCNA has not entered into any material agreements which were not filed as exhibits to or disclosed in the Form 10-KSB or Form 10-QSB except in the Ordinary Course of Business.

            (k) Form 8-Ks. Since January 1, 1997, PCNA has not filed with the SEC any reports on Form 8-K.

            (l) Disclosure. The representations and warranties contained in this
      Section 4(l) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

            (m) No Other Representations. PCNA and the Buyer shall not be deemed to have made to the Target and the Stockholders any representation or warranty other than as is expressly made in Sections 4(a) through (l).

      5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

            (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

            (b) Notices and Consents. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in
      Section 3 and Section 4 above.

            (c) Operation of Business. Except for the $269,000 in cash dividends described elsewhere herein, the Stockholders will not cause or permit the Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Stockholders will not cause or permit any of the Target to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) make any loan or advance to either of the Stockholders or any Family Member, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3(j) above.

            (d) Preservation of Business. The Stockholders will cause the Target to keep its


                                       25            Form 8-K/A No. 2, Exhibit 2
      business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, universities and colleges, advertisers, customers, and employees.

            (e) Full Access. Each of the Stockholders will permit, and the Stockholders will cause the Target to permit, representatives of PCNA and the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Target.

            (f) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 or 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement any Schedule (except to the extent that this Agreement is specifically amended) or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

            (g) Exclusivity. None of the Stockholders shall (and the Stockholders shall not cause or permit the Target to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any Target Shares or other securities of the Target, or any substantial portion of the assets of, any of the Target and its subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Stockholders shall vote their Target Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Stockholders shall notify PCNA and the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

            (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Stockholders acknowledge and agree that from and after the Closing the Buyer shall be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Target; provided, however, that the Stockholders and their representatives shall have reasonable access thereto and shall be permitted to retain copies thereof.

            (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, Investigation, charge,


                                       26            Form 8-K/A No. 2, Exhibit 2
      complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Buyer (including by operation of law the Target), each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below).

            (c) Transition. None of the Stockholders shall take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Target prior to the Closing. Each of the Stockholders shall refer all customer inquiries relating to the businesses of the Target to the Buyer from and after the Closing.

            (d) Withdrawal of Funds by Stockholders. Prior to the Closing, the Stockholders shall have collectively withdrawn $269,000 as cash dividends from the Target in addition to their receipt of their customary salaries (calculated at the rate of $65,000 per year for each Stockholder) and fringe benefits. Following the Closing, the Stockholders shall not be obligated to repay the $269,000 to the Buyer.

            (e) Restrictions on Common Stock. The 750,000 shares of Common Stock to be issued to the Stockholders shall be subject to the following restrictions:

                  (i) All Common Stock shall be issued to the Stockholders (and their transferrees as provided below) pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder. PCNA shall have no obligation to register any of the shares of the Common Stock. In addition to the restrictions imposed by Rule 144 promulgated under the Securities Act, the shares of Common Stock shall be subject to the restrictions contained below.

                  (ii) At the Closing, subject to execution of customary
            documentation, an aggregate of 25,000 shares of Common Stock may be transferred by the Stockholders to Frank & Rosen, attorneys at law (or its designees), as payment of all fees due from the Stockholders to such law firm. The Target shall have no responsibility for any such fees or disbursements.

                  (iii) The remaining shares of Common Stock may not be publicly or privately sold, hypothecated or otherwise transferred except as follows:

                        (A) for the first 12 months following Closing, no Common
                  Stock may be sold or transferred. Up to 100,000 shares of Common Stock may be hypothecated as long as the Loan is structured to avoid a default


                                       27            Form 8-K/A No. 2, Exhibit 2
                  during the first 12 months following the Closing;

                        (B) for the second 12 months following Closing, up to
                  100,000 shares of Common Stock may be sold, hypothecated or otherwise transferred;

                        (C) for the third 12 months following Closing, an
                  additional 100,000 shares of Common Stock may be sold, hypothecated or otherwise transferred;

                        (D) 250,000 shares of Common Stock may not be sold,
                  hypothecated or otherwise transferred until April 20, 2000. At that time, the Net Pre-Tax Income of the Buyer (and the Target for the period from January 1, 1997 through the date of the Merger) for fiscal 1997, 1998 and 1999 shall be determined. As used in this Agreement, the term "Net Pre-Tax Income" shall mean the net pre-tax income of the Buyer and the Target calculated in accordance with GAAP consistently applied, plus any amounts paid to Directory Printing which are less than $100,000, and minus additional auditing and accounting fees incurred by PCNA as a result of its ownership of the business of the Target (not to exceed $15,000 in the aggregate for fiscal 1997). Any auditing costs incurred by PCNA prior to the Closing or in connection with the Form 8-K, PCNA may be required to file following the Closing shall be paid by PCNA and shall have no effect on Net Pre-Tax Income. To the extent that the aggregate Net Pre-Tax Income of the Target for the six months ended June 30, 1997 and of the Buyer for the 30 months commencing July 1, 1997 and ended December 31, 1999 is less than $1,875,000, all or some these 250,000 shares of Common Stock shall be cancelled at the rate of one share for each $4.00 of Net Pre-Tax Income (for such periods) is less than $1,875,000.

                        (E) At the conclusion of the third year following the
                  Closing, there shall be no further limitations on the sale, hypothecation or other transfer of any of the remaining shares of Common Stock owned by the Stockholders.

      (f) Determination of Additional Consideration for Target Shares.

                  (i) The additional Merger Consideration due the Stockholders referred to in Section 2(c)(iv) of this Agreement shall be based upon the Net Pre-Tax Income of the Buyer (and the Target for the period from January 1, 1997 through June 30, 1997 for each of the fiscal years ending December 31, 1997, 1998 and 1999. PCNA shall pay each of the Stockholders a sum equal to 12.5% of the Net Pre-Tax Income of the Buyer (and the Target for the above period) for each applicable fiscal year. The initial payment to the Stockholders shall be due on or before April 20, 1998. Thereafter, for fiscal 1998 and 1999, PCNA shall pay such


                                       28            Form 8-K/A No. 2, Exhibit 2
            additional Merger Consideration to the Stockholders for the initial six months of each applicable fiscal year on or before August 20th and for the second six months of each applicable fiscal year, on or before April 20th. In the event that the audited financial statements of the Buyer (or the financial statements of the Buyer derived from the audited financial statements of PCNA) reflect that the Buyer either under or overpaid the Stockholders for the first six months of the applicable fiscal year, PCNA shall adjust the payment due on or before April 20th.

                  (ii) Notwithstanding anything else contained in this
            Agreement, if by January 1, 1998 the Congress of the United States has not passed legislation which has been signed by the President of the United States (or otherwise allowed to become law) retroactively reducing the maximum rate of tax imposed on long term capital gains stemming from this transaction otherwise taxed in the 1997 calendar year for each of the Stockholders, then on or before January 10, 1998 PCNA and/or the Buyer shall pay each of the Stockholders the sum of $25,000 as additional consideration for their Shares of the Target being transferred at the Closing.

            (g) PCNA Guarantee of the Buyer's Obligations to the Stockholders. All obligations of the Buyer due to the Stockholders pursuant to this Agreement shall be guaranteed by PCNA.

            (h) Elimination of Personal Guarantees on Credit Line. On or before December 31, 1997, PCNA and/or the Buyer shall take such steps as are necessary to eliminate the personal guarantees of the Stockholders from the existing credit line of the Target which shall be assumed by the Buyer by operation of law.

            (i) Directory Printing Obligation. The Target may owe Directory Printing a sum of approximately $241,700. The Parties agree that to the extent any sums are paid following the Closing, the Buyer shall be responsible for the first $100,000 of any cash payment to Directory Printing and that the Stockholders shall be responsible for the payment of any amount in excess of $100,000 up to an additional $100,000. All costs of collection including attorneys fees and disbursements shall be paid by the Stockholders.

            (j) Net Bookings Guarantee. The Stockholders shall each personally guarantee that 88% of the 1997 Net Bookings of the Target as of Closing shall be collected between the period beginning January 1, 1997 and ending 12 months following the date of the Closing. Upon determination of the amount, if any, due by the Stockholders, they shall each have the option to pay PCNA cash, reduce PCNA's obligation to pay additional Merger Consideration to them pursuant to Section 6(k) hereof or return shares of Common Stock to PCNA at the rate of $3.00 per share.

            (k) PCNA Negative Assurances. Following the Closing until determination of the contingent additional Merger Consideration described in Section 6(f) hereof, PCNA shall not:


                                       29            Form 8-K/A No. 2, Exhibit 2

                  (i) discontinue the business of the Buyer;

                  (ii) divert to any Affiliate the business of the Buyer;

                  (iii) substantially alter the business of the Buyer;

                  (iv) merge the Buyer with or into any other corporation or entity;

                  (v) sell all or substantially all of the assets or securities of the Buyer; and

                  (vi) acquire any other corporation or entity that competes with the business of the Buyer

      unless the Stockholders have consented to such transaction which consent shall not be unreasonably withheld. Provided, further, PCNA shall have no obligations to make any further loans or capital contributions to the Buyer except as described in Section 6(o) hereof;

            (l) PCNA Cooperation Regarding Code Section 368(a)(1)(A) Status. PCNA shall cooperate to the fullest possible extent to allow the Target and the Stockholders to confirm that the status of the transactions contemplated to occur at Closing are properly characterized as transactions embraced by Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

            (m) Officers and Directors of Buyer. During the three-year period immediately following the Closing, the parties hereto shall take all steps appropriate to confirm that the Board of Directors of the Buyer consists of five members, and that the membership of the Board of Directors shall consist of Peter Balise, Scott Plakon, Michael Paul, John Rafanello, and one other individual determined by PCNA. Any vacancies in the Board of Directors of the Buyer shall be filled by PCNA for the fifth director, Messrs. Balise and Plakon and by the Stockholders for themselves. Further, during the aforementioned three-year period, all of the parties hereto shall take such steps as are appropriate to confirm that Messrs. Paul and Rafanello are and will remain the senior executives of the Buyer.

            (n) Effect of Lock-Ups Upon Third Party Acquisition of PCNA Stock. Except as provided in the next sentence, all of the lock-ups referred to in this Agreement shall cease and be of no further force and effect in the event that all or substantially all of the Common Stock or assets of PCNA is or are acquired by a third party. Provided, however, if the Stockholders receive the securities of the third party as the result of such transaction, they shall agree to the same lock-ups as to the third party's securities that any of PCNA's executive officers agree to as long as such restrictions do not exceed the restrictions in Section 6(e) hereof.

            (o) Line of Credit. Following the Closing, PCNA shall either provide loans to


                                       30            Form 8-K/A No. 2, Exhibit 2
      the Buyer at the same rate of interest and on the same general terms as available from commercial lending institutions or cause the Buyer to maintain its existing (or obtain a new) $650,000 line of credit and in furtherance thereof, PCNA shall, if necessary, guarantee such line of credit. Provided, however, the foregoing obligation of PCNA shall terminate if at December 31, 1997 or 1998, the PCNA loan or the line of credit has not been repaid in full and in any event, following December 31, 1999, PCNA shall have no further obligations to make any additional loans or guarantee any line of credit.

            (p) Contingent Interactive Communication Specialists, Inc. Compensation. As disclosed on Schedule 6(p), the Target has entered into an agreement with Messrs. Matthew Keough and William Potolicchio and Interactive Communication Specialists, Inc. If the contingent compensation referred to therein is earned, PCNA shall pay to Interactive Communication Specialists, Inc. the sum of $3,000 and issue to it 5,000 shares of PCNA Common Stock, subject to compliance with all applicable securities laws, and the Stockholders shall each pay Interactive Communication Specialists, Inc. the sum of $1,500 and each transfer to it 2,500 shares of Common Stock, subject to compliance with all applicable securities laws.

      7.    Conditions to Obligation to Close.

            (a) Conditions to Obligation of PCNA and the Buyer. The obligation of PCNA and the Buyer to consummate the transactions to be performed by each in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Target and the Stockholders shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) the Target and the Stockholders shall have procured all of the third party consents specified in Section 5(b) above;

                  (iv) no action, suit, or proceeding shall be pending or
            threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of PCNA to own the Target Shares and to control the Target, or (D) affect adversely the right of the Target to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);


                                       31            Form 8-K/A No. 2, Exhibit 2

                  (v) the Target and the Stockholders shall have delivered to
            PCNA and the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                  (vi) all applicable waiting periods (and any extensions
            thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties, shall have received all other necessary authorizations, consents, and approvals of governments and governmental agencies; and

                  (vii) the Buyer shall have entered into employment agreements with each of the Stockholders in form and in substance as set forth on Exhibit C hereto.

                  (viii) PCNA and the Buyer shall have received from counsel to the Target and the Stockholders an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to PCNA and the Buyer, and dated as of the Closing Date;

                  (ix) PCNA shall have completed such due diligence concerning the business, financial condition, management and the future prospects of the Target as it in its sole discretion deems advisable.

                  (x) all actions to be taken by the Target and the Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be satisfactory in form and substance to PCNA and the Buyer.

      PCNA and the Buyer may waive any condition specified in this Section 7(a) if each executes a writing so stating at or prior to the Closing.

            (b) Conditions to Obligation of the Target and the Stockholders. The obligation of the Target and the Stockholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) PCNA and the Buyer shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or
            threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B)


                                       32            Form 8-K/A No. 2, Exhibit 2
            cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) PCNA and the Buyer shall have delivered to the Target and the Stockholders a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                  (v) the Buyer shall have entered into employment agreements with each of the Stockholders in form and in substance as set forth on Exhibit C hereto;

                  (vi) the Target and the Stockholders shall have received from counsel to PCNA and the Buyer an opinion in form and substance as set forth in Exhibit E attached hereto, addressed to the Target and the Stockholders, and dated as of the Closing Date;

                  (vii) all actions to be taken by PCNA and the Buyer in
            connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Target and the Stockholders; and

                  (viii) Working Capital Loan. At or before the Closing, PCNA shall have loaned $200,000 to the Buyer as working capital which sums shall not bear interest.

      The Target and the Stockholders may waive any condition specified in this
      Section 7(b) if they each execute a writing so stating at or prior to the Closing.

      8. Remedies For Breaches of This Agreement.

            (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of two years (subject to any applicable statutes of limitations).

            (b) Indemnification Provisions for Benefit of PCNA and the Buyer.

                  (i) In the event any of the Target or either of the
            Stockholders breaches (or in the event any third party alleges facts that, if true, would mean the Target or either of the Stockholders has breached) any of their representations, warranties, and covenants contained herein and provided that PCNA and the Buyer make a written claim for indemnification against the Target and the Stockholders pursuant to Section 10(i) below, then each of the Target and the Stockholders agrees to indemnify PCNA and the Buyer from and against the entirety of any Adverse


                                       33            Form 8-K/A No. 2, Exhibit 2

            Consequences PCNA and the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) The Target and the Stockholders agrees to indemnify PCNA and the Buyer from and against the entirety of any Adverse Consequences PCNA and the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any claim for Taxes due as the result of the operation of the Target's business through the date of the Merger.

            (c) Indemnification Provisions for Benefit of the Stockholders. In the event that PCNA or the Buyer breaches (or in the event any third party alleges facts that, if true, would mean that PCNA or the Buyer has breached) any of their representations, warranties, and covenants contained herein, and provided that either of the Stockholders makes a claim for indemnification against PCNA and the Buyer pursuant to Section 10(i) below, then PCNA and the Buyer agrees to indemnify each of the Stockholders from and against the entirety of any Adverse Consequences the Stockholders may suffer through and after the date of the claim for indemnification caused proximately by the breach (or the alleged breach).

            (d) Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the
            "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnified Party thereby is prejudiced.

                  (ii) Any Indemnifying Party shall have the right to defend the
            Indemnified Party against the third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer as provided in Section 8(b)(i) or (ii) above, as may be applicable, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business


                                       34            Form 8-K/A No. 2, Exhibit 2
            interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the
            defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in Section 8(d)(ii)
            above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Parties need not consult with, or obtain any consent from, any Indemnifying Parties in connection therewith), (B) the Indemnifying Parties shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

            (e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the CitiBank N.A. publicly announced prime rate as the discount rate) in determining Adverse Consequences for purposes of this Section 8. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

            (f) PCNA's Right to Set-Off. In the event that PCNA is entitled to claim any sums due from the Stockholders pursuant to this Section 8, it may, in addition to other remedies provided by this Section 8 or otherwise, set-off any sums due to the applicable Stockholder (or both) as additional Merger Consideration based upon the Net Pre-Tax Income of the Buyer for any applicable period. Furthermore, to the extent that any shares of Common Stock are beneficially owned by the Stockholders, PCNA shall have the option to cancel such shares at the rate of $3.00 per share of Common Stock in addition to all other remedies available to PCNA under this Section 8 or otherwise except to the extent that PCNA has been given notice pursuant to Section 10(i) of this Agreement that any such shares are subject to the prior lien of any Person.

      In the event that PCNA elects to exercise its right to set-off as described herein, the


                                       35            Form 8-K/A No. 2, Exhibit 2

      Stockholders shall have the option to choose between cash sums and Common Stock to which PCNA's right of set-off shall apply. PCNA shall exercise its right of set-off by providing the Stockholders and their counsel with written notice within the limitation period provided in Section 8(a) hereof. The Stockholders shall have 30 days immediately following sending said written notice to elect between the use of cash sums and Common Stock with respect to PCNA's right of set-off. The Stockholders shall provide PCNA with written instructions as to which of cash sums and/or Common Stock PCNA should be utilized for set-off purposes. Said written notification must be received by PCNA within 30 days of PCNA's submission of the written notice of set-off. If the Stockholders fail to provide PCNA with written notice on a timely basis, PCNA shall independently choose which of cash sums and/or Common Stock to utilize for set-off purposes.

      Immediately following PCNA's receipt of the Stockholders' written notice of which of cash sums or Common Stock is/are to be utilized for set-off purposes (or upon the expiration of the 30-day period aforementioned during which the Stockholders shall have failed to have provided PCNA with the said written notice), PCNA shall promptly place the subject cash sums or the Stockholders shall place the Common Stock with executed stock powers containing medallion guarantees (at the rate of $3.00 per share) into an escrow account to be maintained by a neutral party. The escrow account shall be maintained by a neutral party, and if PCNA and the Stockholders cannot mutually select a neutral party, then the arbitration panel described in Section 10(m) hereof shall make such determination. Said escrow account shall be maintained under and pursuant to the directive(s) of the said arbitration panel, which panel shall have full and complete jurisdiction over the ultimate disposition of the cash sums and/or Common Stock placed in said escrow account.

            (g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or' covenant. Each of the Stockholders hereby agrees that he shall not make any claim for indemnification against PCNA or the Buyer by reason of the fact that he was a director, officer, employee, or agent of any the Target or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by PCNA and/or the Buyer against such Stockholder (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

            (h) Limitation on Indemnification. All of the indemnification provisions set forth in this Section 8 including the contractual provisions and the other remedies provided for in Section 8(g) above are subject to the limitation that neither PCNA and the Buyer on one hand nor the Stockholders on the other hand shall have any obligation to indemnify the other parties unless and until the other parties have suffered Adverse Consequences from any individual breaches in the amount of $10,000 or more or an aggregate of $25,000 or


                                       36            Form 8-K/A No. 2, Exhibit 2
      more. Provided, however, none of the Parties shall have any Liability for any Adverse Consequences less than an aggregate of $50,000 arising from or relating to any matter the facts of which such Parties did not know and could not have in the exercise of reasonable diligence known. After any of the foregoing aggregate thresholds are reached, the Indemnifying Party shall be obligated to indemnify the Indemnified Party from and against all such Adverse Consequences relating back to the first dollar.

      9. Termination.

            (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) PCNA and the Buyer may terminate this Agreement by giving written notice to the Target and the Stockholders on or before the Closing Date if PCNA and the Buyer are not satisfied with the results of their continuing business, legal, and accounting due diligence regarding the Target;

                  (iii) PCNA and the Buyer may terminate this Agreement by
            giving written notice to the Target and the Stockholders at any time prior to the Closing (A) in the event any of the Target and the Stockholders have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Target and the Stockholders of the breach, and the breach has continued without cure for a period of five days after the notice of breach, or (B) if the Closing shall not have occurred on or before July 15, 1997, by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from PCNA and the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iv) the Target and the Stockholders may terminate this
            Agreement by giving written notice to PCNA and the Buyer at any time prior to the Closing (A) in the event PCNA and the Buyer have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Target and the Stockholders have notified PCNA and the Buyer of the breach, and the breach has continued without cure for a period of five days after the notice of breach, or (B) if the Closing shall not have occurred on or before July 15, 1997, by reason of the failure of any condition precedent under Section 7 hereof (unless the failure results primarily from the Target and any of the Stockholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

            (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in


                                       37           Form 8-K/A No. 2, Exhibit 2
      breach).

      10. Miscellaneous.

            (a) Press Releases and Public Announcements. No Party shall issue any press release, make any public announcement or otherwise disclose any information relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties; provided, however, that PCNA may make any public disclosure based upon the advice of its securities counsel that it is required by applicable law or any listing agreement with the Nasdaq Stock Market (in which case PCNA shall use its reasonable best efforts to advise the other Parties prior to making the disclosure). The Parties may also make disclosure to attorneys, accountants and financial advisors acting on their respective behalf.

            (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

            (c) Expenses. Each of the Parties to this transaction shall bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby except to the extent this Agreement provides otherwise. The Stockholders agree that the Target shall not bear any of the costs and expenses (including any legal fees and disbursements) in connection with this Agreement or any of the transactions contemplated hereby.

            (d) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

            (e) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled, without the necessity of pleading or proving irreparable harm or lack of an adequate remedy


                                       38           Form 8-K/A No. 2, Exhibit 2
      at law, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

            (f) Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

            (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

            (h) Benefit. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their legal representatives, successors and assigns.

            (i) Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

      PCNA:                            Mr. Peter S. Balise
                                       The Publishing Company of
                                         North America, Inc.
                                       186 P.C.N.A. Parkway
                                       Lake Helen, FL  32744-0280
                                       Facsimile:  (904) 228-0271

      with a copy to:                  Michael D. Harris, Esq.
                                       Cohen, Chernay, Norris,
                                         Weinberger & Harris
                                       712 U.S. Highway One
                                       North Palm Beach, FL  33408
                                       Facsimile (561) 845-0108

      TARGET:                          College Directory Publishing, Inc.
                                       1000 Conshohocken Road, 4th Floor
                                       Conshohocken, PA  19428
                                       Facsimile:  (610) 940-1520


                                       39           Form 8-K/A No. 2, Exhibit 2

      STOCKHOLDERS:                    Michael S. Paul
                                       13 Pin Oak Ct.
                                       Lafayette Hill, PA  19444
                                       Facsimile:  (610) 940-1520

                                       John Rafanello
                                       2811 West Crossing Circle
                                       Norristown, PA  19403
                                       Facsimile:  (610) 940-1520

      with a copy to:                  Alan L. Frank, Esq.
                                       Frank & Rosen
                                       1601 Market Street, Suite 2230
                                       Philadelphia, PA  19103
                                       Facsimile:  (215) 864-2929

      or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

            (j) Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing Parties shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney's fees, costs and expenses.

            (k) Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

            (l) Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

            (m) Arbitration. Except for an action seeking an injunctions, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy,


                                       40           Form 8-K/A No. 2, Exhibit 2
      claim or dispute to binding arbitration in Orlando, Florida (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the Parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

            (n) Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

      IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the date first above written.

WITNESSES:                                THE PUBLISHING COMPANY OF NORTH
                                            AMERICA, INC.

 /s/ Michael D. Harris                    By: /s/ Peter S. Balise
--------------------------                   -------------------------------
                                                  Peter S. Balise, President
 /s/ Alan L. Frank
--------------------------


                                          NEW COLLEGE DIRECTORY
                                            PUBLISHING, INC.

 /s/ Michael D. Harris                    By: /s/ Peter S. Balise
--------------------------                   -------------------------------
                                                  Peter S. Balise, President
 /s/ Alan L. Frank
--------------------------


                                          COLLEGE DIRECTORY
                                            PUBLISHING, INC.

 /s/ Michael D. Harris                    By: /s/ Michael S. Paul
--------------------------                   -------------------------------
                                                  Michael S. Paul,
 /s/ Alan L. Frank                                Chief Executive Officer
--------------------------


                                       41           Form 8-K/A No. 2, Exhibit 2

 /s/ Michael D. Harris                    By: /s/ John S. Rafanello
--------------------------                   -------------------------------
                                                  John S. Rafanello
 /s/ Alan L. Frank
--------------------------


 /s/ Michael D. Harris                    By: /s/ Michael S. Paul
--------------------------                   -------------------------------
                                                  Michael S. Paul
 /s/ Alan L. Frank
--------------------------


                                       42           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                       MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                               SCHEDULE 2(d)(iii)

              LIST OF DIRECTORS AND OFFICERS OF BUYER AT THE TIME
                           OF FILING OF CERTIFICATE OF
                   MERGER WITH SECRETARY OF STATE OF DELAWARE
--------------------------------------------------------------------------------

Board of Directors:

Peter Balise
Scott Plakon
Michael Paul
John Rafanello
James Koller


Officers:

John Rafanello - Chief Operating Officer and Treasurer
Michael Paul - Chief Executive Officer and Secretary


                                       43           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                  SCHEDULE 3(a)

                       LIST OF JURISDICTIONS WHERE TARGET
                                CONDUCTS BUSINESS
--------------------------------------------------------------------------------

See list of College and University publications and representations given to PCNA.


                                       44           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                  SCHEDULE 3(b)

                        LIST OF DIRECTORS AND OFFICERS OF
                                     TARGET
--------------------------------------------------------------------------------

Officers:

President, Treasurer - John Rafanello
Vice President, Secretary - Michael Paul

Directors:

John Rafanello
Michael Paul

Other Pertinent Information:

CFO, COO - John Rafanello
CEO - Michael Paul

John Rafanello and Michael Paul each hold 1,500 share of stock in Target. There are 3,000 shares issued and outstanding in the aggregate.


                                       45           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                  SCHEDULE 3(d)

                         LIST OF SUBSIDIARIES OF TARGET
--------------------------------------------------------------------------------

Campus Travel Specialists, Inc., a Delaware Corporation.


                                       46           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                  SCHEDULE 3(h)

                  LIST OF ALL PRESENTLY DEPRECIABLE ASSETS *
                          OWNED AND/OR LEASED BY TARGET
--------------------------------------------------------------------------------

Owned:

All office equipment
All furniture

Leased:

Equipment Lease between Advanta Leasing Corporation and Target dated 10/31/95 re: phone system **

Equipment Lease between Advanta Business Services and Target dated 1/18/96 re: computer equipment **

Equipment Lease between Canon Financial Services, Inc. and Target dated 5/2/96 re: copiers and fax **

Vehicle Lease between American Honda Finance Corporation and Target dated 6/23/96 re: Acura **

Vehicle Lease between American Honda Finance Corporation and Target dated 4/24/96 re: Acura **

Equipment Lease between Pitney Bowes Credit Corporation and Target dated 2/19/96 re: postage meter **

Commercial Alarm Agreement between Security Link and Target dated 1/29/96 re: alarm system**

Equipment Agreement between Lease Pro Inc. and Target dated 1/24/97 re: telephone additions and upgrades **

Business Lease Agreement between Apple Commercial Credit and Target dated 1/8/97 re: computer equipment **


                                       47           Form 8-K/A No. 2, Exhibit 2

Lease Agreement between PageNet and Target dated 1/13/97 re: pagers **

----------
*     having a cost to Target in excess of $5,000.00
** these documents were previously supplied to Michael Harris, Esquire by letter dated 6/12/97.


                                       48           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                  SCHEDULE 3(l)

             LIST OF ANY RELATED PARTY TRANSACTIONS OR ENGAGEMENTS
            IN ANY BUSINESSES WITH DIRECTORS OR OFFICERS OF TARGET
                              SINCE JANUARY 1, 1995
--------------------------------------------------------------------------------

John Rafanello and Michael Paul have each been fifty (50%) percent shareholders of one Delaware corporation, Campus Travel Specialists, Inc. It was incorporated on 9/19/96. As of the Closing date, Campus Travel Specialists will be a wholly owned subsidiary of the Buyer.

Since January 1, 1995, the following relatives of John Rafanello or Michael Paul received compensation from the Target for services performed:

      a.    Mitchell Paul (1099)
      b.    Glenn Rafanello (1099)
      c. Tina Rafanello (1099). Currently works for Target as a publishing representative. Ms. Rafanello also works for Collegiate Marking Research Corp. (1099)
      d. Ann Marie Kwiatkowski (earned less than $500.00 for clerical work performed).
      e.    Denise Kwiatkowski (earned $50.00 for clerical work performed).

Finally, note the existence of Design Core, which is a department within Target which handles its production.

(continued on next page)


                                       49           Form 8-K/A No. 2, Exhibit 2

                                  SCHEDULE 3(1)

Manufacturer for the Target               Supplier to the Target

Customer of the Target                    Agent for the Target

Contractor with the Target                Consultant to the Target

Lender to the Target                      Borrower from the Target

Guarantor of the Target's Debts           Lessor or Lessee of the Target

Finder for the Target                     Purchaser from or seller to the Target

Recipient of death benefits from the      Recipient of special compensation or
Target                                    remuneration from the Target

Recipient of corporate guarantees on      Recipient of corporate ownership of
personal loans, indebtedness, etc.        apartment, house, or residence for
                                          personal use

Party to voting trust agreement for the   Holder of first right of refusal to
Target's stock                            purchase the Target's stock

Holder of proxies to vote the Target's    Participant in other controlling
stock                                     measures with other shareholders,
                                          directors or officers of the Target

Holder of interest in other companies     Party to professional relationship
actually or proposed to be acquired,      with the Target as banker, insurer,
merged or consolidated with the Target    broker-dealer, underwriter, attorney,
                                          accountant, etc.


                                       50           Form 8-K/A No. 2, Exhibit 2

Competitor to the Target                  Licensor or licensee of the Target


Assignor to or assignee of the Target     Grantee of option rights by the Target


                                       51           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                SCHEDULE 3(n)(i)

              TARGET'S TAX RETURNS TO BE FILED FOR 1997 TAX YEAR
--------------------------------------------------------------------------------

1120S, Federal Income Tax Return for S Corp.
1120  Federal Income Tax Return for Corporation
RCT-101, PA Corporate Tax Report
PA-20S, PA S Corp. Information Return
PA Franchise Tax Return
1996-1997 Philadelphia Business Privilege Tax and Net Income Tax Return


                                       52           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                               SCHEDULE 3(n)(iii)

           LIST OF ALL FEDERAL, STATE, LOCAL, AND FOREIGN INCOME TAX
           RETURNS FILED WITH RESPECT TO TARGET FOR TAXABLE PERIODS
                       ENDED ON OR AFTER DECEMBER 31, 1992
--------------------------------------------------------------------------------

1992-1996   1120S, Federal Income Tax Return for S Corp.*
            1100S,  DE S  Corp.  Reconciliation  and  Shareholder  Information
            Return*
            RCT-101, PA Corporate Tax Report*
            PA-20S, PA S Corp. Information Return*

1995-1996   Philadelphia Business Privilege Tax and Net Income Tax Worksheet*

1996        PA Capital Stock/Foreign Franchise Tax Worksheet*

----------
* These documents were previously supplied to Michael Harris, Esquire by letter dated 6/12/97.


                                       53           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                SCHEDULE 3(n)(vi)

                THE BASIS OF TARGET IN ITS ASSETS AS OF 1/1/97
--------------------------------------------------------------------------------

See Depreciation Expense Report given to PCNA.


                                       54           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                SCHEDULE 3(o)(ii)

            LIST OF ALL REAL PROPERTY LEASED OR SUBLEASED TO TARGET
--------------------------------------------------------------------------------

Gross Office lease dated 1/15/93, as amended, supplied to Michael Harris, Esquire under cover letter dated June 12, 1997.


                                       55           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                SCHEDULE 3(p)(ii)

             LIST OF CLAIMS AGAINST TARGET INVOLVING INTELLECTUAL
                        PROPERTY RIGHTS OF THIRD PARTIES
--------------------------------------------------------------------------------

      College Pro Painters v. College Pro Publishing, trademark infringement claim settled 6/95. See corresponding documents referred to in Schedule 3(w), item 6.


                                       56           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                               SCHEDULE 3(p)(iii)

                 LIST OF EACH ITEM OF INTELLECTUAL PROPERTY *
            THAT ANY THIRD PARTY OWNS AND THAT TARGET USES PURSUANT
              TO A LICENSE, SUBLICENSE, AGREEMENT OR PERMISSION
--------------------------------------------------------------------------------

See list of software inventory given to PCNA.

See also Consulting Agreement dated 5/27/97 between Target and Managing Editor, Inc. referred to in Schedule 3(s), item 9, and Contract dated 1/6/97 between Target and Interactive Communication Specialists, Inc. referred to in Schedule 3(s), item 2. Note that each independent contractor and employment agreement contains intellectual property provisions therein. These agreements are referred to in Schedule 3(s), item 9.

Also note that each publishing contract contains intellectual property provisions therein. These contracts were supplied to Jim Koller of PCNA on June 10, 1997.

----------
*     Having a purchase price to Target in excess of $1,000.00.


                                       57           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                  SCHEDULE 3(s)

           WRITTEN AND ORAL CONTRACTS AND OTHER AGREEMENTS TO WHICH
                                TARGET IS A PARTY
--------------------------------------------------------------------------------

      1. Personal property leases providing for lease payments in excess of $12,000.00 per year:

            a.    See Schedule 3(h) of Agreement and Plan of Merger.

      2. Agreements for purchase or sale of raw materials, supplies, products, or for services to be received and/or furnished, the performance of which will extend over a period of more than one (1) year or involve consideration in excess of $25,000.00:

            a.    See print quotes as of June 18, 1997 given to PCNA.

            b. See publishing contracts between Target and various colleges & universities, previously supplied to Jim Koller of PCNA on June 10, 1997.

            c. See letter dated May 8, 1997 from Frank & Rosen to Target regarding Directory Printing claim in the amount of $241,700.00.

            d. See memo dated 6/18/97 regarding outstanding proposal to Georgia Southern University given to PCNA.

            e. See client contract dated January 6, 1997 between Target and Interactive Communication Specialists, Inc., along with handwritten notes given to PCNA.

            f.    See royalty list as of June 18, 1997 given to PCNA.

            g. See consulting agreement dated 5/27/97 between Target and Managing Editor, Inc. given to PCNA.

            h. See fee agreement of Frank & Rosen pertaining to legal services rendered in connection with this merger given to PCNA.


                                       58           Form 8-K/A No. 2, Exhibit 2

            i.    See fee agreements as part of Schedule 3(w) given to PCNA.

      3. Partnership, joint venture or other strategic alliance agreements or arrangements:

            a. See client contract dated January 6, 1997 between Target and Interactive Communication Specialists, Inc. and consulting agreement between Target and Managing Editor, Inc. referred to in Item 2 above.

      4. Guarantees or assumptions of indebtedness for borrowed money, capitalized lease obligations in excess of $5,000.00 or under which a security interest pledge has been made on any assets tangible or intangible:

            a. See Line of Credit Agreement with PNC Bank, Delaware dated 5/1/97, previously supplied to Michael Harris, Esquire by letter dated June 12, 1997. As a supplement to the Line of Credit Agreement, see pro forma balance sheet, income statement, cash flow, and personnel plan, together with summary of operations given to PCNA.

            b.    See Schedule 3(h) of Agreement and Plan of Merger.

            c. See Gross Office Lease dated 1/15/93, as amended, previously supplied to Michael Harris, Esquire by letter dated June 12, 1997.

      5.    Confidentiality/Non-Competition Agreements:

            a. See Agreement dated 2/10/97 between Target and Interactive Communications Specialists, Inc. given to PCNA.

            b. See Nondisclosure/Noncompetition Agreement dated 2/24/97 between Target and PCNA given to PCNA.

            c. See employment and independent contractor agreements referred to in Item 9 hereof.

      6. Agreements between Shareholders and Buyer to be entered into at closing (excluding employment agreements):

            None.

      7. Profit sharing, stock option, stock purchase, stock appreciation, deferred compensation and severance agreements or other plans or arrangements for benefit of past or present directors, officers and/or employees:


                                       59           Form 8-K/A No. 2, Exhibit 2

            a. See 401(k) Profit Sharing Plan and Trust documents given to PCNA as adopted by Target effective January 1, 1996 as follows:

                  (i)    Adoption Agreement;
                  (ii)   Defined   Contribution   Plan  and  Trust  Basic  Plan
                         Document No. 03;
                  (iii)  Certificate of Resolution;
                  (iv)   Funding Policy and Method;
                  (v)    Participant Loan Program;
                  (vi)   Qualified Domestic Relations Order Procedure;
                  (vii) Form SS-4 (Application for Employer Identification Number);
                  (viii) Letter  dated  6/34/96  from Karr Barth  Pension
                         Administration ("KBPA") to J.  Rafanello;
                  (ix)   Letter dated 1/22/97 from KBPA to J. Rafanello;
                  (x)    Letter dated 2/26/96 from KBPA to J. Rafanello;
                  (xi)   Letter dated 2/28/97 from KBPA to J. Rafanello;
                  (xii) Withdrawal of Excess Amount Forms dated 2/7/97 re: M. Paul and J. Rafanello;
                  (xiii) Form 1096 and 1099-R Form for 1996; and
                  (xiv)  Letter dated 3/11/97 from KBPA to J. Rafanello.

            b.    See Employee Manual referred to in item 9 hereof.

      8.    Collective bargaining agreements:

            None.

      9. Current agreements for employment of individuals receiving W-2's, 1996 and 1997 contractor agreements for individuals receiving 1099's, and Employment Manual as of January, 1997:

            a.    See documents given to PCNA.

            b. See consulting agreement dated 5/27/97 between Target and Managing Editor, Inc. attached as part of item 2 hereof given to PCNA.

            c. In addition to the documents given to PCNA, note that Target implements miscellaneous discretionary barter arrangements with advertisers from time to time for the benefit of its employees and contractors.

      10. Agreements evidencing advances or loans to directors, officers and/or employees:

            None.


                                       60           Form 8-K/A No. 2, Exhibit 2

      11. Agreements under which the consequences of a default or termination could have an adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target.

            See all Agreements attached as part of this agreement and Plan of Merger or given to PCNA.

      12. Any other agreements the performance of which involves consideration in excess of $25,000.00.

            None.


                                       61           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                  SCHEDULE 3(v)

          LIST OF EACH INSURANCE POLICY (INCLUDING POLICIES INSURING
          THE LIVES OF STOCKHOLDERS AND POLICIES PROVIDING PROPERTY,
            CASUALTY, LIABILITY, AND WORKERS' COMPENSATION COVERAGE
             AND BOND AND SURETY ARRANGEMENTS) UNDER WHICH TARGET
          HAS RECEIVED INSURANCE COVERAGE OR OTHERWISE PAID INSURANCE
            PREMIUMS FOR ANY RELATED PARTY DURING THE TWO (2) YEAR
         PERIOD IMMEDIATELY PRECEDING AND/OR AS OF THE DAY OF CLOSING
--------------------------------------------------------------------------------

      1. Commercial Umbrella Liability Insurance Policy No. 58MU-249-441-0005 for period from 7/14/95 to 7/14/96, including policy numbers 58BO-249-441-0001, 58BA-249-441-0003, 58WC-249-441-0002 *

      2.    Commercial Umbrella Liability Insurance Policy No.
            58MU-249-441-0005S for period from 7/14/96 to 7/14/97, including policy numbers 58BO-249-441-0001S, 58BA-249-441-0003S,
            58WC-249-441-0002S *

      3. Note that each of John Rafanello and Michael Paul have term life insurance policies naming each other as the insured thereof. With respect to John Rafanello, see First Colony Life Insurance Company Policy No. 2 746 860 issued 3/21/97, and Federal Kemper Life Assurance Policy No. FK2263524 issued 12/17/94. With respect to Michael Paul, see First Colony Life Insurance Company Policy No. 2 746 861 issued 3/21/97, and Federal Kemper Life Assurance Policy No. FK2263519 issued 12/17/94. Both parties were given to PCNA.

----------
*     Previously supplied to Michael Harris, Esquire by letter dated 6/12/97.


                                       62           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                  SCHEDULE 3(w)

           LIST OF PENDING OR THREATENED LITIGATION INVOLVING TARGET
--------------------------------------------------------------------------------

      College Directory Publishing, Inc. v. St. Joseph's University. See
            Complaint and contingency fee arrangement given to PCNA.

      EZ Press potential claim against Target. See letters from Eric
            Zimelman, Esquire dated 3/24/97, 3/21/97 and 4/25/97 given to PCNA.

      University Directories claim against Target. See letter dated
            2/22/95 from University Directories to Target and letter dated 10/24/95 from Lance Rosen, Esquire given to PCNA.

      Best Friends Pets claim against Target. See letter dated 5/2/97 from
            Kurt Homann, Esquire given to PCNA.

      Pitt News claim against Target. See letters from James Tynen dated
            12/1/95, 1/5/96 and 1/30/96. See also letter from John Rafanello (undated) given to PCNA.

      College Pro Painters v. College Pro Publishing. See letter dated
            12/9/94 from Santino Ferrante, Esquire and letter dated 6/21/95 from Lance Rosen, Esquire given to PCNA.

      Science Press/Mack Printing Group claim. See letter dated 4/7/94 given to PCNA.

      8. R. Rotman (sales rep.) claim against Target for unpaid commissions. See letters dated 8/17/96 and 8/12/96 from Garrett Smith, Esquire and letter dated 8/14/96 from John Rafanello given to PCNA.

      9. U.S. Department of Labor Audit. See Notice dated 12/5/96 from D.O.L., and letters dated 1/13/97, 12/20/96 and 11/18/96 from Lisa Miller, Esquire. Also, see letter dated July 2, 1997 from Stewart C. Bostic, Assistant District Director of U.S. Department of Labor stating CDP was in compliance with requirements of the FLSA given to PCNA.

      United Check Cashing v. College Directory Publishing. See Complaint, letter dated 10/29/96 and Settlement Agreement given to PCNA.

      11. K. Ramstine (sales rep.) v. College Directory Publishing. See complaint, hearing


                                       63           Form 8-K/A No. 2, Exhibit 2
            notice and judgment notice given to PCNA.

      12.   Directory Printing claim against Target given to PCNA.

      13. K. Korteweg, possible breach of employment contract claim given to PCNA.


                                       64           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                SCHEDULE 3(z)(i)

          LIST OF EMPLOYEE BENEFIT PLANS THAT ANY OF TARGET MAINTAINS
                         OR TO WHICH TARGET CONTRIBUTES
--------------------------------------------------------------------------------

      See 401(k) Plan and employee manual referred to in of Schedule 3(s), item 7 and given to PCNA.


                                       65           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                 SCHEDULE 3(ad)

                        CONTINGENT LIABILITIES OF TARGET
--------------------------------------------------------------------------------

      See all publishing contracts with universities and colleges previously provided to Jim Koller on June 10, 1997.

      See the incentive compensation spreadsheets for inside sales managers, outside sales managers, student sales representatives and managers and inside and outside sales representatives given to PCNA.

      See contract dated 1/6/97 between Target and Interactive Communication Specialists, Inc. referred to in Schedule 3(s), item 2 and given to PCNA.

      Expected University of Virginia penalty for late delivery and expenses in the approximate amounts of $21,000.00, respectively. Another $10,000 of damages is also possible from late delivery of books from Directory Publishing in the Fall of 1996.


                                       66           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                 SCHEDULE 3(ae)

              NET BOOKINGS OF TARGET AND AMOUNTS PAID AS DEPOSITS
                   BY ADVERTISERS AS OF THE DATE OF CLOSING
--------------------------------------------------------------------------------

      Given to PCNA.


                                       67           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                 SCHEDULE 3(af)

              LIST OF COMMITMENTS FROM COLLEGES AND UNIVERSITIES
                 FOR THE PUBLICATION OF MEMBERSHIP DIRECTORIES
                                   DURING 1997
--------------------------------------------------------------------------------

      See publishing contracts previously supplied to Jim Koller on 6/10/97.*

      See royalty list referred to in Schedule 3(s), item 2 and given to PCNA.

----------
* Subject to normal renewal and/or bidding process upon contract termination.


                                       68           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                       MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                SCHEDULE 4(f)(ii)

                      TRANSACTIONS INVOLVING STOCK OF PCNA
                AS DEFINED MORE FULLY IN SECTION 4(f)(ii) OF THE
                          AGREEMENT AND PLAN OF MERGER
--------------------------------------------------------------------------------

10,400 shares of PCNA stock subject to issue to Yellow Magic, Inc., pending its execution of an investment letter, in exchange for indebtedness of $33,950 of PCNA to Yellow Magic, Inc. as a portion of the payment for the license fee of an industry-specific application software system.

Incentive Stock Options for 33,500 shares of PCNA stock granted June 19, 1997, to employees of PCNA pursuant to PCNA's 1996 Stock Option Plan. See page given to the Target.


                                       69           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                      MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                    EXHIBIT A

                              CERTIFICATE OF MERGER
--------------------------------------------------------------------------------


                                       70           Form 8-K/A No. 2, Exhibit 2

                              CERTIFICATE OF MERGER

      The undersigned corporations, New College Directory Publishing, Inc. ("NCDP" or the "Surviving Corporation"), a Delaware corporation, and College Directory Publishing, Inc. ("CDP"), a Delaware corporation (collectively the "Constituent Corporations"), have adopted a Plan of Merger and hereby adopt this Certificate of Merger pursuant to Section 251 of the Delaware General Corporation Law as of this 1st day of July, 1997. The name of the Surviving Corporation is NCDP, a Delaware corporation.

      1. Adoption of Agreement. Pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL"), the sole director and sole shareholder of NCDP have approved, adopted, certified, executed and acknowledged the Agreement and Plan of Merger as of July 1, 1997 by unanimous consent. Pursuant to Section 251 of the DGCL, the directors and shareholders of CDP adopted, certified, executed and acknowledged the Agreement and Plan of Merger as of July 1, 1997 by unanimous consent.

      2. Agreement to Merge. The Constituent Corporations hereby agree that CDP shall be merged with and into NCDP.

      3. Effective Date. The merger of the undersigned corporations will become effective simultaneously with the filing of this Certificate by the Department of State.


                                       71           Form 8-K/A No. 2, Exhibit 2

      4. Name of Merged Corporation. The name of the Surviving Corporation shall be New College Directory Publishing, Inc. except as provided in Paragraph 5 below.

      5. Certificate of Incorporation. The Certificate of Incorporation of NCDP shall continue to be the certificate of incorporation of the Surviving Corporation as it is presently filed except as to a change of name providing that upon effectiveness of this Certificate of Merger the name of the Surviving Corporation shall be College Directory Publishing, Inc.

      6. Agreement. The executed Agreement and Plan of Merger is on file at the principal place of business of NCDP, the Surviving Corporation, located at 1000 Conshohocken Road, 4th Floor, Conshohocken, Pennsylvania, 19428.

      7. Manner and Basis for Conversion of Shares. The manner and basis of converting the shares of CDP into shares of The Publishing Company of North America, Inc. ("PCNA") shall be as follows:

      The shareholders of CDP shall tender their certificate or certificates for outstanding shares of PCNA to NCDP and there shall be issued to the respective holder thereof, in substitution therefor, certificates for fully paid and non-assessable common shares of PCNA, in the ratio of 250 shares of PCNA for each share of CDP, being a total of 750,000 shares of PCNA for the entire 3,000 shares now issued and outstanding of


                                       72           Form 8-K/A No. 2, Exhibit 2

      CDP.

      8. Shareholder Approval. The undersigned secretaries of the Constituent Corporations hereby certify that the shareholders of the Constituent Corporations adopted the Agreement and Plan of Merger as of July 1, 1997 by unanimous consent.

      I, THE UNDERSIGNED, HEREBY ACKNOWLEDGE that I have read the foregoing Certificate of Merger and affirm and acknowledge under penalty of perjury that the instrument is the act and deed of the corporation, and that all facts contained therein are true and correct.

Dated:  July 1, 1997                NEW COLLEGE DIRECTORY PUBLISHING,
                                    INC. a Delaware corporation


                                    By: /s/ Peter S. Balise
                                       ------------------------------
                                       Peter S. Balise, President
                                       and Secretary

      I, THE UNDERSIGNED, HEREBY ACKNOWLEDGE that we have read the foregoing Certificate of Merger and affirm and acknowledge under penalty of perjury that the instrument is the act and deed of the corporation, and that all facts contained therein are true and correct.

Dated:  July 1, 1997                COLLEGE DIRECTORY PUBLISHING, INC.,
                                    a Delaware corporation


                                    By: /s/ John S. Rafanello
                                       --------------------------------
                                        John S. Rafanello, President


                                    Attest: /s/ Michael S. Paul
                                           ----------------------------
                                            Michael S. Paul, Secretary


                                       73           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                       MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                    EXHIBIT B

                FINANCIAL STATEMENTS OF THE TARGET, INCLUDING:
--------------------------------------------------------------------------------

      (i) unaudited balance sheets and statements of income, changes in shareholders' equity, and cash flow as of and for the fiscal year ended December 31, 1996;

      (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the five months ended May 31, 1997.


                                       74           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

                            FINANCIAL STATEMENTS AND
                            INDEPENDENT ACCOUNTANTS'
                                  REVIEW REPORT

                           DECEMBER 31, 1996 AND 1995


                                       75           Form 8-K/A No. 2, Exhibit 2

                                 C O N T E N T S

                                                                          PAGE
                                                                          ----

INDEPENDENT ACCOUNTANTS' REVIEW REPORT                                     77

FINANCIAL STATEMENTS

  BALANCE SHEETS                                                           78

  STATEMENTS OF INCOME AND RETAINED EARNINGS                               79

  STATEMENTS OF CASH FLOWS                                                 80

  NOTES TO FINANCIAL STATEMENTS                                            81


                                       76           Form 8-K/A No. 2, Exhibit 2

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

Board of Directors
College Directory Publishing, Inc.

We have reviewed the accompanying balance sheets of College Directory Publishing, Inc., as of December 31, 1996 and 1995, and the related statements of income, retained earnings, and cash flows for the years then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of College Directory Publishing, Inc.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


/s/ Sanderson Thompson Ratledge & Zimny, P.A.
------------------------------------------------
SANDERSON THOMPSON RATLEDGE & ZIMNY, P.A.

February 11, 1997
New Castle, Delaware


                                       77           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.
                                 BALANCE SHEETS
                           December 31, 1996 and 1995
                   See Independent Accountants' Review Report

                                     ASSETS

                                                           1996        1995
                                                           ----        ----

CURRENT ASSETS
  Accounts receivable (net of allowance for
    doubtful accounts of $61,104 and $109,822,
      respectively)                                      $576,336    $640,465
  Loan receivable -- shareholders                          31,603      29,876
                                                         --------    --------
        Total current assets                              607,939     670,341

PROPERTY AND EQUIPMENT
  Computer publishing equipment                            65,638      61,743
  Office furniture                                          4,489       4,489
                                                         --------    --------
                                                           70,127      66,232
  Less:  Accumulated depreciation                         (47,276)    (37,866)
                                                         --------    --------
                                                           22,851      28,366
OTHER ASSETS
  Security deposits                                         2,596        --
                                                         --------    --------

          TOTAL ASSETS                                   $633,386    $698,707
                                                         ========    ========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
  Cash overdraft                                         $130,006    $159,628
  Accrued printing and royalty expenses                   336,323     387,380
  Payroll taxes payable                                       580       3,553
                                                         --------    --------
        Total current liabilities                         466,909     550,561

STOCKHOLDER'S EQUITY
  Common stock, $2 par, 3,000 shares
    authorized, issued and outstanding                      6,000       6,000
  Retained earnings                                       160,477     142,146
                                                         --------    --------
                                                          166,477     148,146
                                                         --------    --------

          TOTAL LIABILITIES AND
            STOCKHOLDER'S EQUITY                         $633,386    $698,707
                                                         ========    ========


See notes to financial statements.

                                       78           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                 For The Years Ended December 31, 1996 and 1995
                   See Independent Accountants' Review Report

                                                          1996        1995
                                                          ----        ----
SALES                                                  $2,559,671  $1,968,207

OPERATING EXPENSES
  Advertising                                              13,057       8,569
  Auto expenses                                             8,684       9,998
  Collection fees                                          27,983      23,252
  Commissions -- salesmen                                 112,251     129,628
  Consultants                                               5,000        --
  Depreciation                                              9,411       9,279
  Insurance                                                25,967      22,064
  Lease expense                                            13,012       3,619
  Legal and accounting                                     23,057      16,854
  Licenses and taxes                                       12,850       6,643
  Miscellaneous                                             1,128         999
  Office supplies                                          26,782      22,033
  Payroll taxes                                            40,601      33,035
  Placement fees                                           24,353       6,996
  Postage                                                  44,468      28,765
  Printing and typesetting                                831,948     708,965
  Profit sharing administrative expense                       300         750
  Rent                                                     43,102      38,682
  Repairs and maintenance                                   4,467        --
  Royalties to schools                                    411,378     329,397
  Salary -- officers'                                      71,538      57,693
  Salary -- others                                        387,045     306,049
  Telephone                                                41,490      30,457
  Travel and entertainment                                 69,732      38,049
                                                       ----------  ----------
                                                        2,249,604   1,831,776

OPERATING INCOME                                          310,067     136,431

OTHER INCOME AND (EXPENSES)
  Interest income                                           3,950       4,356
  Provision for bad debts                                (113,248)    (84,076)
  Interest expense                                        (21,438)    (15,156)
                                                       ----------  ----------
                                                         (130,736)    (94,876)
                                                       ----------  ----------

NET INCOME                                                179,331      41,555

RETAINED EARNINGS, BEGINNING                              142,146     260,591
DISTRIBUTIONS TO STOCKHOLDERS                            (161,000)   (160,000)
                                                       ----------  ----------
RETAINED EARNINGS, ENDING                             $   160,477  $  142,146
                                                      ===========  ==========


See notes to financial statements.

                                       79           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.
                            STATEMENTS OF CASH FLOWS
                 For The Years Ended December 31, 1996 and 1995
                   See Independent Accountants' Review Report

                                                           1996        1995
                                                           ----        ----

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                            $ 179,331   $  41,555
  Adjustments to reconcile net income to net
    cash provided by (used in) operating activities:
      Depreciation                                          9,411       9,279
      Provision for bad debts                             (48,718)     68,762
      (Increase) decrease in accounts receivables         112,847    (305,338)
      Increase in security deposits                        (2,596)       --
      Increase (decrease) in accrued printing and
        royalty expenses                                  (51,057)    280,365
      Increase (decrease) in payroll taxes payable         (2,973)      3,066
                                                        ---------   ---------

          Net cash provided by
            operating activities                          196,245      97,689

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment                    (3,896)    (12,691)
  Borrowings on loan receivable from shareholders          (1,727)     (1,798)
                                                        ---------   ---------

          Net cash used in investing activities            (5,623)    (14,489)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (payments) on line of credit                --      (150,000)
  Dividends paid to shareholders                         (161,000)   (160,000)
                                                        ---------   ---------

          Net cash used in financing activities          (161,000)   (310,000)
                                                        ---------   ---------

          Net increase (decrease) in cash                  29,622    (226,800)

CASH (OVERDRAFT), BEGINNING                              (159,628)     67,172
                                                        ---------   ---------

CASH (OVERDRAFT), ENDING                                $(130,006)  $(159,628)
                                                        =========   =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
  Cash paid for interest                                $  21,438   $  15,156
                                                        =========   =========


See notes to financial statements.

                                       80           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Company Activities

      The Company was incorporated under the laws of the State of Delaware on July 17, 1988. The Company is a publisher of student telephone directories at colleges and universities across the United States.

      Allowance for Doubtful Accounts

      The Company provides for doubtful accounts applying the specific identification method. At December 31, 1996 and 1995, the Company had identified total doubtful accounts of $61,104 and $109,822, respectively. Management believes all other accounts receivable to be fully collectible.

      Property and Equipment

      Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred; costs of renewals and betterments are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is included in the statement of income.

      Depreciation is provided for assets on the straight-line basis over the estimated useful lives of the assets. The useful lives of property and equipment for purposes of computing depreciation are:

            Computer Publishing Equipment                   5 Years
            Office furniture                           7 - 10 Years

      Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


                                       81           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

NOTE B - CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentrations of risk consist principally of temporary cash investments and accounts receivables. At December 31, 1996 and 1995, the Company's cash deposits were held in one financial institution. Deposits totalling $451,455 in 1996 and $88,372 in 1995 at the financial institution are at risk of loss in the amount of $351,455 and $ -0-, respectively, which represents the amount in excess of Federal Deposit Insurance Corporation
      (FDIC) insurance limits.

      Credit sales are made to the Company's customers in the ordinary course of business after a credit evaluation of the customers' financial condition. Generally, these sales are unsecured. The Company has not experienced any significant losses from uncollectible accounts.

NOTE C - LINE OF CREDIT

      The Company has a $400,000 line of credit with PNCBank which carries an interest rate of prime plus 0.5% As of December 31, 1996 and 1995, $- 0-was outstanding at an interest rate of 8.75%. The line is secured by the Company's equipment and receivables, and personally guaranteed by the stockholders. In January 1997, the Company borrowed $200,000 against the line of credit.

NOTE D - RELATED PARTY TRANSACTIONS

      Shareholder loans are demand loans which carry interest at the applicable federal interest rate accrued on a monthly basis. As of December 31, 1996 and 1995, the loan principal outstanding was $31,603 and $29,876, respectively, including accrued interest of $6,816 and $5,089, respectively.

      The applicable federal interest rate at December 31, 1996 and 1995 were 6.13% and 5.64%, respectively.


                                       82           Form 8-K/A No. 2, Exhibit 2

NOTE E - PROFIT-SHARING PLAN

      Effective January 1, 1996, the Company adopted a defined contribution 401(k) profit-sharing plan to provide retirement benefits for eligible employees. To be eligible, an employee must be at least 21 years of age, have worked at least 90 days, and be a full-time employee working at least 1,000 hours. The Company may elect to make a discretionary contribution annually to the profit sharing plan. No contribution has been made for the year ended December 31, 1996.

      During 1995, the Company maintained a simplified employee pension retirement plan, covering all eligible employees age 21 and older with 36 months service. Contributions are based on current year profitability and are at the discretion of the Board of Directors. The contribution to the plan was $-0- for year ended December 31, 1995. This plan was replaced by the 401(k) plan described above.

NOTE F - OPERATING LEASES

      The Company leases office space, equipment, and vehicles under operating leases expiring in various years through 2001. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of 1 year as of December 31, 1996 for each of the next 3 years and in the aggregate are:

            Year Ended December 31,
            -----------------------

                   1997                                         $ 70,070
                   1998                                           40,708
                   1999                                           18,518
                   2000                                           10,284
                   2001                                            1,359
                                                                --------

                 Total minimum future rental payments           $140,939
                                                                ========

      Rent expense for the years ending December 31, 1996 and 1995, was $56,114 and $38,682, respectively.


                                       83           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

NOTE G - INCOME TAXES

      The Company, with the consent of its stockholders, has elected to be taxed as an "S-corporation" under sections of the federal and state income tax laws, which provide that, in lieu of corporation income taxes, the stockholders separately account for their prorata share of the Company's items of income, deduction, losses and credits. Therefore, these statements do not include any provision for corporate income taxes.

NOTE H - RECLASSIFICATION OF FINANCIAL STATEMENT PRESENTATION

      Certain reclassifications have been made to the 1995 financial statements to conform with the 1996 financial statement presentation. Such reclassifications had no effect on net income as previously reported.


                                       84           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

                            FINANCIAL STATEMENTS AND
                            INDEPENDENT ACCOUNTANTS'
                               COMPILATION REPORT

                                  MAY 31, 1997


                                       85           Form 8-K/A No. 2, Exhibit 2

                                 C O N T E N T S

                                                                          PAGE
                                                                          ----

INDEPENDENT ACCOUNTANTS' COMPILATION REPORT                                87

FINANCIAL STATEMENTS

  BALANCE SHEET                                                            88

  STATEMENT OF OPERATIONS AND RETAINED EARNINGS                            89

  STATEMENT OF CASH FLOWS                                                  90

NOTES TO FINANCIAL STATEMENTS                                              91


                                       86           Form 8-K/A No. 2, Exhibit 2

INDEPENDENT ACCOUNTANTS' COMPILATION REPORT

Board of Directors
College Directory Publishing, Inc.

We have compiled the accompanying balance sheet of College Directory Publishing, Inc. (an S Corporation) as of May 31, 1997, and the related statements of operations, retained earnings, and cash flows for the five months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


/s/ Sanderson Thompson Ratledge & Zimny, P.A.
----------------------------------------------
SANDERSON THOMPSON RATLEDGE & ZIMNY, P.A.

June 25, 1997
New Castle, Delaware


                                       87           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

                                  BALANCE SHEET

                                  May 31, 1997
                 See Independent Accountants' Compilation Report

                                     ASSETS

CURRENT ASSETS
  Cash                                                             $  249,270
  Accounts receivable (net of allowance for
    doubtful accounts of $100,000)                                     95,174
  Directories in progress                                             426,765
                                                                   ----------

      Total current assets                                            771,209

PROPERTY AND EQUIPMENT
  Computer publishing equipment                                        70,233
  Office furniture                                                      7,089
                                                                   ----------
                                                                       77,322
  Less:  Accumulated depreciation                                     (51,012)
                                                                   ----------
                                                                       26,310
OTHER ASSETS
  Security deposits                                                     2,596
                                                                   ----------

        TOTAL ASSETS                                               $  800,115
                                                                   ==========

                       LIABILITIES AND STOCKHOLDER EQUITY

CURRENT LIABILITIES
  Accounts payable                                                 $  241,707
  Line of credit                                                      500,000
  Accrued expenses                                                      6,803
  Deferred revenue                                                    260,488
                                                                   ----------

      Total current liabilities                                     1,008,998

STOCKHOLDER'S EQUITY
  Common stock, non-par, 3,000 shares
    authorized, issued and outstanding                                  6,000
  Retained earnings                                                  (214,883)
                                                                   ----------
                                                                     (208,883)

        TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                 $  800,115
                                                                   ==========


                                       88           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                     For The Five Months Ended May 31, 1997
                 See Independent Accountants' Compilation Report

OPERATING EXPENSES
  Advertising                                                       $  18,389
  Auto expenses                                                         5,391
  Collection fees                                                       3,000
  Consultants                                                          45,000
  Depreciation                                                          3,736
  Insurance                                                             9,875
  Lease expense                                                         6,878
  Legal and accounting                                                 28,798
  Licenses and taxes                                                    2,206
  Miscellaneous                                                            21
  Office supplies                                                       9,938
  Payroll taxes                                                         8,946
  Placement fees                                                        8,682
  Postage                                                               2,711
  Refunds                                                                 528
  Rent                                                                  5,724
  Salaries -- officers'                                                50,538
  Salaries -- administrative                                           38,921
  Telephone                                                             3,583
                                                                    ---------
OPERATING INCOME                                                      252,865

OTHER INCOME AND (EXPENSES)
  Interest income                                                       1,270
  Interest expense                                                     (7,266)
                                                                    ---------
                                                                       (5,996)

NET LOSS                                                             (258,860)

RETAINED EARNINGS, BEGINNING                                          160,477

PRIOR PERIOD ADJUSTMENT
Increase to allowance for doubtful accounts                           (38,896)

DISTRIBUTIONS TO STOCKHOLDERS                                         (77,603)
                                                                    ---------

RETAINED EARNINGS, ENDING                                           $(214,883)
                                                                    =========


                                       89           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

                             STATEMENT OF CASH FLOWS

                     For The Five Months Ended May 31, 1997
                 See Independent Accountants' Compilation Report

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                          $(258,861)
  Adjustments to reconcile net income to net
    cash provided by (used in) operating activities:
      Depreciation                                                      3,736
      Decrease in accounts receivables                                442,266
      Increase in directories in progress                            (426,765)
      Decrease in accounts payable                                    (94,616)
      Decrease in payroll taxes payable                                  (580)
      Increase in deferred revenue                                    260,488
      Increase in accrued expenses                                      6,803
                                                                    ---------

          Net cash used in operating activities                       (67,529)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment                                  (7,195)

          Net cash provided by investing activities                     7,195
                                                                    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (payments) on line of credit                         500,000
  Payments from loans receivable from shareholders                     31,603
  Dividends paid to shareholders                                      (77,603)
                                                                    ---------

          Net cash provided by financing activities                   454,000

          Net increase in cash                                        379,276

CASH (OVERDRAFT), BEGINNING                                          (130,006)
                                                                    ---------

CASH, ENDING                                                        $ 249,270
                                                                    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION
  Cash paid for interest                                            $   7,266
                                                                    =========


                                       90           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Company Activities

      The Company was incorporated under the laws of the State of Delaware on July 17, 1988. The Company is a publisher of student telephone directories at colleges and universities across the United States.

      Allowance for Doubtful Accounts

      The Company provides for doubtful accounts applying the specific identification method. At May 31, 1997, the Company had identified total doubtful accounts of $100,000. Management believes all other accounts receivable to be fully collectible.

      Property and Equipment

      Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred; costs of renewals and betterments are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any gain or loss is included in the statement of operations.

      Depreciation is provided for assets on the straight-line basis over the estimated useful lives of the assets. The useful lives of property and equipment for purposes of computing depreciation are:

            Computer Publishing Equipment                   5 Years
            Office furniture                           7 - 10 Years

      Revenue Recognition

      Revenues and related costs are recorded by the Company upon shipment of directories. Costs accumulated under directories in progress are stated at estimated costs, not in excess of estimated realizable value. Deferred revenue represents amounts received from advertisers prior to shipment of the related directories.


                                       91           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

      Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE B - CONCENTRATION OF CREDIT RISK

      Financial instruments that potentially subject the Company to concentrations of risk consist principally of temporary cash investments and accounts receivables. At May 31, 1997, the Company's cash deposits were held in one financial institution. Deposits totalling $287,903 at the financial institution are at risk of loss in the amount of $187,903 which represents the amount in excess of Federal Deposit Insurance Corporation
      (FDIC) insurance limits.

      Credit sales are made to the Company's customers in the ordinary course of business after a credit evaluation of the customers' financial condition. Generally, these sales are unsecured. The Company has not experienced any significant losses from uncollectible accounts.

NOTE C - LINE OF CREDIT

      The Company has a $650,000 line of credit with PNC Bank which carries an interest rate of prime plus 0.5% As of May 31, 1997, $500,000 was outstanding at an interest rate of 9.00%. The line is secured by the Company's equipment and receivables, and personally guaranteed by the stockholders.

NOTE D - PROFIT-SHARING PLAN

      Effective January 1, 1996, the Company adopted a defined contribution 401(k) profit-sharing plan to provide retirement benefits for eligible employees. To be eligible, an employee must be at least 21 years of age, have worked at least 90 days, and be a full-time employee working at least 1,000 hours. The Company may elect to make a discretionary contribution annually to the profit sharing plan. No contribution has been made for the five months ended May 31, 1997.


                                       92           Form 8-K/A No. 2, Exhibit 2

                       COLLEGE DIRECTORY PUBLISHING, INC.

NOTE E - OPERATING LEASES

      The Company leases office space, equipment, and vehicles under operating leases expiring in various years through 2001. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of May 31, 1997 for each of the next four years and in the aggregate are:

             Year Ended May 31,
             ------------------

                   1998                                         $ 62,830
                   1999                                           29,524
                   2000                                           18,491
                   2001                                            8,403
                                                                --------

                 Total minimum future rental payments           $119,248
                                                                ========

      Rent expense for the five months ending May 31, 1997 was $40,891.

NOTE F - INCOME TAXES

      The Company, with the consent of its stockholders, has elected to be taxed as an "S-corporation" under sections of the federal and state income tax laws, which provide that, in lieu of corporation income taxes, the stockholders separately account for their prorata share of the Company's items of income, deduction, losses and credits. Therefore, these statements do not include any provision for corporate income taxes.

NOTE G - STAND-BY PROMISSORY NOTE

      In addition to the above noted line of credit, PNC Bank has approved a promissory note in the amount of $150,000 at an interest rate of 9.5%. The Company may exercise this note at any time during 1997. Upon exercise, the principal plus interest will be repaid in 60 equal monthly installments of $3,162 each. At May 31, 1997, the note had not been exercised.


                                       93           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                       MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                    EXHIBIT C

                    EMPLOYMENT AGREEMENTS FOR STOCKHOLDERS,
                         JOHN RAFANELLO AND MICHAEL PAUL
--------------------------------------------------------------------------------


                                       94           Form 8-K/A No. 2, Exhibit 2

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT entered into as of this 1st day of July 1997, among New College Directory Publishing, Inc. (the "Company"), Michael S. Paul (the "Executive") and The Publishing Company of North America, Inc. ("PCNA").

      WHEREAS, the Company desires to employ Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement including PCNA's guarantee;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company, the Executive and PCNA agree as follows:

      1. Term of Employment.

            (a) Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for a period commencing on the date of this Agreement and ending three years thereafter (the "Term").


                                       95           Form 8-K/A No. 2, Exhibit 2

            (b) Continuing Effect. Notwithstanding any termination of this Agreement except for termination under Section 5(c), at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Executive.

      2. Duties.

            (a) General Duties. The Executive shall serve as Chief Executive Officer of the Company with duties and responsibilities that are consistent with the Executive's duties and responsibilities with College Directory Publishing, Inc. as of the date of this Agreement. The Executive will also perform services for such subsidiaries as may be necessary. The Executive will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive's and the Company's delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company's earnings or other results of the Executive's performance.


                                       96           Form 8-K/A No. 2, Exhibit 2

            (b) Devotion of Time. Subject to the last sentence of this Section 2(b), the Executive shall devote all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company; provided, that the Executive shall be permitted to devote a limited amount of his time, without compensation, to professional, charitable or similar organizations.

            (c) Life Insurance Co-Operation. The Company intends to apply for and maintain in force a $1,000,000 life insurance policy in order to protect the Company in the event of the Executive's death during the Term. The Executive shall cooperate fully with the Company in this regard, and the Executive acknowledges that neither he nor his estate shall have any ownership interests in the proceeds or cash value of such policy.

            (d) Adherence to Inside Information Policies. The Executive acknowledges that PCNA, the parent of the Company, is publicly-held and, as a result, has implemented inside information policies designed to preclude its employees and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to PCNA or its


                                       97           Form 8-K/A No. 2, Exhibit 2
      subsidiaries, if any, including the Company. The Executive shall promptly execute any agreement generally distributed by PCNA to its employees requiring such employees to abide by its inside information policies.

      3. Compensation and Expenses.

            (a) Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $65,000 during the first six months of the Term, $75,000 during the second 12 months and $85,000 during the third 18 months.

            (b) Expenses. In addition to any compensation received pursuant to
      Section 3(a), the Company will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to executive officers.


                                       98           Form 8-K/A No. 2, Exhibit 2

      4. Benefits.

            (a) Vacation. For each 12-month period during the Term, the Executive will be entitled to three weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit.

            (b) Employee Benefit Programs. The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its executive officers, including programs of life and medical insurance and reimbursement of membership fees in civic, social and professional organizations.

            (c) Insurance. The Company shall provide to Executive and pay premiums on the Company's medical insurance policy covering Executive and Executive's dependents.

            (d) Automobile. The Company shall pay for the current or equivalent automobile lease and reimburse the Executive for all related business expenses.


                                       99           Form 8-K/A No. 2, Exhibit 2

      5. Termination.

            (a) Termination for Cause. The Company may terminate the Executive's employment pursuant to the terms of this Agreement at any time for cause by given written notice of termination. Such termination will become effective upon the giving of such notice. Upon any termination for cause, the Executive shall have no right to compensation, or reimbursement under
      Section 3 or to participate in any employee benefit programs under Section 4 for any period subsequent to the effective date of termination. For purposes of this Section 5(a), "cause" shall mean: (i) the Executive is convicted of a felony or misdemeanor or commits a criminal act; (ii) the Executive, in carrying out his duties hereunder, has acted with ordinary negligence, gross negligence or intentional misconduct resulting, in any case, in harm to the Company; (iii) the Executive misappropriates Company funds or otherwise defrauds the Company; (iv) the Executive breaches his fiduciary duty to the Company resulting in profit to him, directly or indirectly; (v) the Executive materially breaches any agreement with the Company; (vi) the Executive breaches any provision of Section 6 or Section 7; (vii) the Executive fails to competently perform his duties under
      Section 2; or (viii) the Executive suffers from alcoholism or drug addiction or otherwise uses prescription or illegal drugs in any form except strictly in accordance with the orders of a physician or dentist.


                                      100           Form 8-K/A No. 2, Exhibit 2

            (b) Death or Disability. Except for the conditions and obligations contained in this Section 5(b), this Agreement and the obligations of the Company hereunder will terminate upon the death or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of four consecutive months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in
      Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. However, the references in Section 5(a)
      (viii) above shall not be deemed a "disability" as defined in this Section 5(b).

            Upon termination by death or disability, the Company will pay the Executive or his legal representative, as the case may be his annual salary at such time pursuant to Section 3(a) through the date of such termination of employment. Such sum shall be paid upon the same terms and conditions as if this Agreement were in fully force and effect.

            (c) Continuing Effect. Notwithstanding any termination of the Executive's employment as provided in this Section 5 or otherwise, the provisions of Section 6 shall remain in full force and effect, except as otherwise provided in Section 5(c).


                                      101           Form 8-K/A No. 2, Exhibit 2

      6. Non-competition Agreement.

            (a) Competition with the Company. Until termination of his employment and for a period of 12 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a shareholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale or marketing of products or services that are competitive with any of the products or services offered by the Company, its subsidiaries or PCNA (if PCNA is still the majority stockholder of the Company) (such subsidiaries and PCNA and its subsidiaries referred to as "Affiliates") within any metropolitan area in the United States or elsewhere in which the Company and/or its Affiliates is then engaged in the offer and sale of competitive products or services; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to a portion of the Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.


                                      102           Form 8-K/A No. 2, Exhibit 2

            (b) Solicitation of Customers. During the period in which the provisions of Section 6(a) shall be in effect and for an additional 12 months thereafter, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company and/or its Affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

            (c) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

      7. Nondisclosure of Confidential Information. The Executive acknowledges that during his employment he will learn and will have access to confidential information regarding the Company and/or its Affiliates, including without limitation (i) confidential or secret plans, programs, documents, agreements or other material relating to the business, services or activities of the Company and/or its Affiliates and (ii) trade secrets, market reports, customer investigations,


                                      103           Form 8-K/A No. 2, Exhibit 2
customer lists and other similar information that is proprietary information of the Company and/or its Affiliates (collectively referred to as "Confidential Information"). The Executive acknowledges that such Confidential Information as is acquired and used by the Company and/or its Affiliates is a special, valuable and unique asset. All records, files, materials and Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company and/or its Affiliates, as the case may be. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Board, unless such Confidential Information previously shall have become public knowledge through no action by or omission of the Executive.

      8. Equitable Relief. The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the Board shall leave his employment for any reason and take any action in violation of Section 6 or Section 7, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to enjoin the Executive from breaching the provisions of
Section 6 or Section 7. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law.


                                      104           Form 8-K/A No. 2, Exhibit 2

Nothing contained in this Section 8 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

      9. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.


                                      105           Form 8-K/A No. 2, Exhibit 2

      10. Severability.

            (a) The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

            (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such


                                      106           Form 8-K/A No. 2, Exhibit 2
      provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

      11. Arbitration. Except for an action for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Volusia County, Florida (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

      12. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:


                                      107           Form 8-K/A No. 2, Exhibit 2

To the Company:                     New College Directory Publishing, Inc.
                                       1000 Conshohocken Road, 4th Floor
                                       Conshohocken, PA 19428
                                       Facsimile: (610) 940-1520

With a copy to:                     Mr. Peter S. Balise
                                       The Publishing Company of North
                                         America, Inc.
                                       186 N. Industrial Park Drive
                                       Lake Helen, Florida 32744
                                       Facsimile: (904) 228-0271

To the Executive:                   Michael S. Paul
                                       13 Pin Oak Court
                                       Lafayette Hill, PA 19444

With a copy to:                     Alan Frank, Esq.
                                       Frank & Rosen
                                       1601 Market Street, Suite 2230
                                       Philadelphia, PA 19103
                                       Facsimile: (215) 864-2929

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

      13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.


                                      108           Form 8-K/A No. 2, Exhibit 2

      14. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

      15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

      16. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

      17. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


                                      109           Form 8-K/A No. 2, Exhibit 2

      18. Guaranty by PCNA. PCNA unconditionally guarantees all of the Company's obligations hereunder.

      IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

                                       NEW COLLEGE DIRECTORY PUBLISHING, INC.


                                       By: /s/ Peter S. Balise
                                           ----------------------------------
                                           Peter S. Balise, President


                                           /s/ Michael S. Paul
                                           ----------------------------------
                                           Michael S. Paul


                                      110           Form 8-K/A No. 2, Exhibit 2

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT entered into as of this 1st day of July 1997, among New College Directory Publishing, Inc. (the "Company"), John S. Rafanello (the "Executive") and The Publishing Company of North America, Inc.
("PCNA").

      WHEREAS, the Company desires to employ Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement including PCNA's guarantee;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company, the Executive and PCNA agree as follows:

      1. Term of Employment.

            (a) Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for a period commencing on the date of this Agreement and ending three years thereafter (the "Term").


                                      111           Form 8-K/A No. 2, Exhibit 2

            (b) Continuing Effect. Notwithstanding any termination of this Agreement except for termination under Section 5(c), at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Executive.

      2. Duties.

            (a) General Duties. The Executive shall serve as Chief Operating Officer of the Company with duties and responsibilities that are consistent with the Executive's duties and responsibilities with College Directory Publishing, Inc. as of the date of this Agreement. The Executive will also perform services for such subsidiaries as may be necessary. The Executive will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive's and the Company's delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company's earnings or other results of the Executive's performance.


                                      112           Form 8-K/A No. 2, Exhibit 2

            (b) Devotion of Time. Subject to the last sentence of this Section 2(b), the Executive shall devote all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company; provided, that the Executive shall be permitted to devote a limited amount of his time, without compensation, to professional, charitable or similar organizations.

            (c) Life Insurance Co-Operation. The Company intends to apply for and maintain in force a $1,000,000 life insurance policy in order to protect the Company in the event of the Executive's death during the Term. The Executive shall cooperate fully with the Company in this regard, and the Executive acknowledges that neither he nor his estate shall have any ownership interests in the proceeds or cash value of such policy.

            (d) Adherence to Inside Information Policies. The Executive acknowledges that PCNA, the parent of the Company, is publicly-held and, as a result, has implemented inside information policies designed to preclude its employees and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to PCNA or its


                                      113           Form 8-K/A No. 2, Exhibit 2
      subsidiaries, if any, including the Company. The Executive shall promptly execute any agreement generally distributed by PCNA to its employees requiring such employees to abide by its inside information policies.

      3. Compensation and Expenses.

            (a) Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $65,000 during the first six months of the Term, $75,000 during the second 12 months and $85,000 during the third 18 months.

            (b) Expenses. In addition to any compensation received pursuant to
      Section 3(a), the Company will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to executive officers.


                                      114           Form 8-K/A No. 2, Exhibit 2

      4. Benefits.

            (a) Vacation. For each 12-month period during the Term, the Executive will be entitled to three weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit.

            (b) Employee Benefit Programs. The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its executive officers, including programs of life and medical insurance and reimbursement of membership fees in civic, social and professional organizations.

            (c) Insurance. The Company shall provide to Executive and pay premiums on the Company's medical insurance policy covering Executive and Executive's dependents.

            (c) Automobile. The Company shall pay for the current or equivalent automobile lease and reimburse the Executive for all related business expenses.


                                      115           Form 8-K/A No. 2, Exhibit 2

      5. Termination.

            (a) Termination for Cause. The Company may terminate the Executive's employment pursuant to the terms of this Agreement at any time for cause by given written notice of termination. Such termination will become effective upon the giving of such notice. Upon any termination for cause, the Executive shall have no right to compensation, or reimbursement under
      Section 3 or to participate in any employee benefit programs under Section 4 for any period subsequent to the effective date of termination. For purposes of this Section 5(a), "cause" shall mean: (i) the Executive is convicted of a felony or misdemeanor or commits a criminal act; (ii) the Executive, in carrying out his duties hereunder, has acted with ordinary negligence, gross negligence or intentional misconduct resulting, in any case, in harm to the Company; (iii) the Executive misappropriates Company funds or otherwise defrauds the Company; (iv) the Executive breaches his fiduciary duty to the Company resulting in profit to him, directly or indirectly; (v) the Executive materially breaches any agreement with the Company; (vi) the Executive breaches any provision of Section 6 or Section 7; (vii) the Executive fails to competently perform his duties under
      Section 2; or (viii) the Executive suffers from alcoholism or drug addiction or otherwise uses prescription or illegal drugs in any form except strictly in accordance with the orders of a physician or dentist.

            (b) Death or Disability. Except for the conditions and obligations contained in


                                      116           Form 8-K/A No. 2, Exhibit 2
      this Section 5(b), this Agreement and the obligations of the Company hereunder will terminate upon the death or disability of the Executive. For purposes of this Section 5(b), "disability" shall mean that for a period of four consecutive months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in Section 2 because of physical, mental or emotional incapacity resulting from injury, sickness or disease. However, the references in Section 5(a) (viii) above shall not be deemed a "disability" as defined in this Section 5(b).

            Upon termination by death or disability, the Company will pay the Executive or his legal representative, as the case may be his annual salary at such time pursuant to Section 3(a) through the date of such termination of employment. Such sum shall be paid upon the same terms and conditions as if this Agreement were in fully force and effect.

            (c) Continuing Effect. Notwithstanding any termination of the Executive's employment as provided in this Section 5 or otherwise, the provisions of Section 6 shall remain in full force and effect, except as otherwise provided in Section 5(c).


                                      117           Form 8-K/A No. 2, Exhibit 2

      6. Non-competition Agreement.

            (a) Competition with the Company. Until termination of his employment and for a period of 12 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a shareholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale or marketing of products or services that are competitive with any of the products or services offered by the Company, its subsidiaries or PCNA (if PCNA is still the majority stockholder of the Company) (such subsidiaries and PCNA and its subsidiaries referred to as "Affiliates") within any metropolitan area in the United States or elsewhere in which the Company and/or its Affiliates is then engaged in the offer and sale of competitive products or services; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to a portion of the Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.


                                      118           Form 8-K/A No. 2, Exhibit 2

            (b) Solicitation of Customers. During the period in which the provisions of Section 6(a) shall be in effect and for an additional 12 months thereafter, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company and/or its Affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

            (c) No Payment. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

      7. Nondisclosure of Confidential Information. The Executive acknowledges that during his employment he will learn and will have access to confidential information regarding the Company and/or its Affiliates, including without limitation (i) confidential or secret plans, programs, documents, agreements or other material relating to the business, services or activities of the Company and/or its Affiliates and (ii) trade secrets, market reports, customer investigations,


                                      119           Form 8-K/A No. 2, Exhibit 2
customer lists and other similar information that is proprietary information of the Company and/or its Affiliates (collectively referred to as "Confidential Information"). The Executive acknowledges that such Confidential Information as is acquired and used by the Company and/or its Affiliates is a special, valuable and unique asset. All records, files, materials and Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company and/or its Affiliates, as the case may be. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Board, unless such Confidential Information previously shall have become public knowledge through no action by or omission of the Executive.

      8. Equitable Relief. The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the Board shall leave his employment for any reason and take any action in violation of Section 6 or Section 7, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to enjoin the Executive from breaching the provisions of
Section 6 or Section 7. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law.


                                      120           Form 8-K/A No. 2, Exhibit 2

Nothing contained in this Section 8 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

      9. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.


                                      121           Form 8-K/A No. 2, Exhibit 2

      10. Severability.

            (a) The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

            (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such


                                      122           Form 8-K/A No. 2, Exhibit 2
      provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

      11. Arbitration. Except for an action for equitable relief, any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Volusia County, Florida (unless the parties agree in writing to a different location), before three arbitrators in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrators. The decision and award made by the arbitrators shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

      12. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:


                                      123           Form 8-K/A No. 2, Exhibit 2

To the Company:                     New College Directory Publishing, Inc.
                                       1000 Conshohocken Road, 4th Floor
                                       Conshohocken, PA  19428
                                       Facsimile:  (610) 940-1520

With a copy to:                     Mr. Peter S. Balise
                                       The Publishing Company of North
                                         America, Inc.
                                       186 N. Industrial Park Drive
                                       Lake Helen, Florida  32744
                                       Facsimile:  (904) 228-0271

To the Executive:                   John S. Rafanello
                                       2811 West Crossing Circle
                                       Norristown, PA  19403

With a copy to:                     Alan Frank, Esq.
                                       Frank & Rosen
                                       1601 Market Street, Suite 2230
                                       Philadelphia, PA  19103
                                       Facsimile:  (215) 864-2929

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

      13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.


                                      124           Form 8-K/A No. 2, Exhibit 2

      14. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

      15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

      16. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

      17. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      18. Guaranty by PCNA. PCNA unconditionally guarantees all of the Company's


                                      125           Form 8-K/A No. 2, Exhibit 2
obligations hereunder.

      IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

                                       NEW COLLEGE DIRECTORY PUBLISHING, INC.


                                       By: /s/ Peter S. Balise
                                           ----------------------------------
                                           Peter S. Balise, President


                                           /s/ John S. Rafanello
                                           ----------------------------------
                                           John S. Rafanello


                                      126           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                       MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                    EXHIBIT D

                  OPINION LETTER FROM TARGET'S LEGAL COUNSEL
--------------------------------------------------------------------------------


                                      127           Form 8-K/A No. 2, Exhibit 2

                                  Frank & Rosen
                         1601 Market Street, Suite 2230
                             Philadelphia, PN 19103


                                  July 1, 1997


The Publishing Company of North America, Inc.
186 N. Industrial Park Drive
Lake Helen, Florida  32744
Attn:  Mr. Peter Balise, President

New College Directory Publishing, Inc.
186 N. Industrial Park Drive
Lake Helen, Florida  32744

      Re:   PCNA/College Directory Publishing, Inc.


Dear Sirs:

      We have acted as counsel for College Directory Publishing, Inc. (the "Target") and Mr. Michael Paul and Mr. John Rafanello (the "Stockholders") in connection with the merger between New College Directory Publishing, Inc. and the Target pursuant to that certain Agreement and Plan of Merger of even date (the "Agreement") by and among The Publishing Company of North America, Inc. ("PCNA"), New College Directory Publishing, Inc. (the "Buyer"), the Target and the Stockholders. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

      In that capacity, we have reviewed the Agreement, the Schedule to the Agreement and the Certificate of Merger. We have also reviewed such agreements, instruments, corporate records, certificates and other documents and considered such questions of law as we have considered necessary for the purpose of rendering this opinion. In addition to the assumptions listed below in this opinion, we have with your consent assumed, and have not independently verified, that (a) each such document submitted to us as an original is authentic, (b) each such document submitted to us as a copy conforms to the original, and (c) the signatures on all such documents examined by us are genuine. As to factual matters material to this opinion, we have relied without independent investigation upon certificates of officers of the Loan Parties, in addition to information contained in our files. We have also relied upon litigation, judgment, bankruptcy and Uniform Commercial Code searches relating to the Target and the Stockholders.


                                      128           Form 8-K/A No. 2, Exhibit 2

      We are attorneys admitted to practice in the State of Pennsylvania and we express no opinion as to any laws other than federal laws of the United States of America, the laws of the State of Pennsylvania and the General Corporation Law of the State of Delaware. For purposes of the enforceability opinion set forth in paragraph 4 below, we have assumed that the internal laws of the State of Pennsylvania are identical to the internal laws of the State of Delaware.

      Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

1. The Target is a corporation which has been duly incorporated and organized, is validly existing and is in good standing under the laws of the State of Delaware, with perpetual corporate existence. The Target has full corporate power and authority and all licenses, permits, and authorization necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. To our knowledge, after due inquiry, the Target does not have an equity interest in any other corporation, partnership, association, joint venture or other entity. The Target is duly qualified to transact business as a foreign corporation and is in good standing under the laws of such jurisdiction where the location of its properties or the character of its operations makes such qualification necessary except where any such failure to be so qualified or in good standing would not have a material adverse effect on it.

2. The execution, delivery and performance by the Target of the Agreement and the consummation by the Target of the transactions contemplated thereby is within its corporate powers, has been duly authorized by all necessary corporate action and to our knowledge, does not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require a consent under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of its properties or assets pursuant to the terms of any material agreement or instrument to which it is a party or to which any of its property or assets is subject, or violate its certificate of incorporation or by-laws or any license, permit, judgment, decree, order, statute, rule or regulation applicable to it or of its property or business.

3. Except as may arise under the Blue Sky laws of any state, no authorization, approval, consent, waiver or other action or consideration by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery and performance by the Target in accordance with the Agreement.

4. Assuming due authorization, power, and execution and delivery by PCNA and the Buyer, the Agreement is the legal, valid and binding obligation of the Target and the Stockholders enforceable against each in accordance with its terms except as enforceability may be limited by general equitable principles including the right of specific performance and as


                                      129           Form 8-K/A No. 2, Exhibit 2
      may be limited under any applicable bankruptcy, insolvency or reorganization or other laws generally affecting the enforcement of creditors' rights from time to time in effect.

5. The authorized capital stock of the Target is as referred to in Section 3(c) of the Agreement.

6. The Shares have been duly authorized and are validly issued, fully paid and non-assessable. None of the Shares are subject to the preemptive rights of any stockholder of the Target.

7. To our knowledge, after due inquiry, neither the Target or either of the Stockholders is (i) subject to any outstanding injunction, judgment, order, decree or ruling, or (ii) a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which could result in any material adverse change in the business, financial condition, operations, results of operations, management or future prospects of the Target or result in any liability to either of the Stockholders.

8. In the course of our representation of the Target, nothing has come to our attention to lead us to believe than any of the representations and warranties of the Target are not true and correct and or omit to state any material facts necessary to make the statements made, in light of the circumstances under which they are made, not misleading.

9. The covenant not to compete and non-solicitation agreement contained in each Employment Agreement between each Stockholder and the Buyer is enforceable by a court of equity in accordance with their terms under Pennsylvania law.

      This opinion speaks of its date and we are not responsible for updating it. This opinion is rendered to and for the benefit of PCNA and the Buyer and may be relied upon by PCNA and the Buyer and is rendered solely in connection with the transactions to which this opinion relates. This opinion may be relied upon only in connection with this transaction and may not be relied upon by any other persons without our prior written consent. This opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without the prior written consent of this law firm.

                                          Very truly yours,


                                          FRANK & ROSEN


                                      130           Form 8-K/A No. 2, Exhibit 2

                PCNA AND NEW COLLEGE DIRECTORY PUBLISHING, INC./
                       MERGER OF ASSETS AND LIABILITIES OF
                       COLLEGE DIRECTORY PUBLISHING, INC.

--------------------------------------------------------------------------------
                                    EXHIBIT E

                          OPINION LETTER FROM PCNA AND
                              BUYER'S LEGAL COUNSEL
--------------------------------------------------------------------------------


                                      131           Form 8-K/A No. 2, Exhibit 2

                                  July 3, 1997


College Directory Publishing, Inc.
1000 Conshohocken Road, 4th Floor
Conshohocken, PA  19428

Mr. John S. Rafanello
1000 Conshohocken Road, 4th Floor
Conshohocken, PA  19428

Mr. Michael S. Paul
1000 Conshohocken Road, 4th Floor
Conshohocken, PA  19428


      Re:   PCNA/College Directory Publishing, Inc.


Dear Sirs:

      We have acted as counsel for The Publishing Company of North America, Inc. ("PCNA") and New College Directory Publishing, Inc. (the "Buyer") in connection with the merger between the Buyer and College Directory Publishing, Inc. (the "Target") pursuant to that certain Agreement and Plan of Merger of even date (the "Agreement") by and among PCNA, the Buyer, the Target and Mr. Michael S. Paul and John S. Rafanello (the "Stockholders"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

      In that capacity, we have reviewed the Agreement, the Schedules to the Agreement and the Certificate of Merger. We have also reviewed such agreements, instruments, corporate records, certificates and other documents and considered such questions of law as we have considered necessary for the purpose of rendering this opinion. In addition to the assumptions listed below in this opinion, we have with your consent assumed, and have not independently verified, that (a) each such document submitted to us as an original is authentic, (b) each such document submitted to us as a copy conforms to the original, and (c) the signatures on all such documents examined by us are genuine. As to factual matters material to this opinion, we have relied without independent investigation upon certificates of officers of PCNA and the Buyer, and public officials in addition to information contained in our files. We have also relied upon litigation, judgment, bankruptcy and Uniform Commercial Code searches relating to PCNA.

      We are attorneys admitted to practice in the State of Florida and we express no opinion as to


                                      132           Form 8-K/A No. 2, Exhibit 2
any laws other than federal laws of the United States of America, the laws of the State of Florida and the General Corporation Law of the State of Delaware. For purposes of the enforceability opinion set forth in paragraph 4 below, we have assumed that the internal laws of the State of Florida are identical to the internal laws of the State of Delaware.

      Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the opinion that:

10. PCNA and the Target are corporations which have been duly incorporated and organized, are validly existing and are in good standing under the laws of the States of Florida and Delaware, respectively, with perpetual corporate existence. PCNA and the Buyer have full corporate power and authority and all licenses, permits, and authorization necessary to carry on the businesses in which each are engaged and to own and use the properties owned and used by each. To our knowledge, after due inquiry, PCNA does not have an equity interest in any other corporation, partnership, association, joint venture or other entity except the Buyer. PCNA is duly qualified to transact business as a foreign corporation and is in good standing under the laws of such jurisdiction where the location of its properties or the character of its operations makes such qualification necessary except where any such failure to be so qualified or in good standing would not have a material adverse effect on it.

11. The execution, delivery and performance by PCNA and the Buyer of the Agreement and the consummation by PCNA and the Buyer of the transactions contemplated thereby is within their corporate powers, has been duly authorized by all necessary corporate action and to our knowledge, does not conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require a consent under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of their properties or assets pursuant to the terms of any material agreement or instrument to which either is a party or to which any of their property or assets is subject, or violate their articles or certificate of incorporation or by-laws or any license, permit, judgment, decree, order, statute, rule or regulation applicable to either or of their property or business.

12. Except as may arise under the Blue Sky laws of any state, no authorization, approval, consent, waiver or other action or consideration by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution, delivery and performance by PCNA and the Buyer in accordance with the Agreement.

13. Assuming due authorization, power, and execution and delivery by the Target and the Stockholders, the Agreement is the legal, valid and binding obligation of PCNA and the Buyer enforceable against each in accordance with its terms except as enforceability may be limited by general equitable principles including the right of specific performance and as may be limited under any applicable bankruptcy, insolvency or reorganization or other laws


                                      133           Form 8-K/A No. 2, Exhibit 2
      generally affecting the enforcement of creditors' rights from time to time in effect.

14. The authorized capital stock of PCNA is as referred to in Section 4(f) of the Agreement.

15. The Common Stock has been duly authorized and is validly issued, fully paid and non-assessable. None of the shares of Common Stock are subject to the preemptive rights of any stockholders of PCNA.

16. To our knowledge, after due inquiry, neither PCNA nor the Buyer is (i) subject to any outstanding injunction, judgment, order, decree or ruling, or (ii) a party or is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator which could result in any material adverse change in the business, financial condition, operations, results of operations, management or future prospects of PCNA.

17. In the course of our representation of PCNA and the Buyer, nothing has come to our attention to lead us to believe than any of the representations and warranties of PCNA and the Buyer are not true and correct and or omit to state any material facts necessary to make the statements made, in light of the circumstances under which they are made, not misleading.

      This opinion speaks of its date and we are not responsible for updating it. This opinion is rendered to and for the benefit of the Target and the Stockholders and may be relied upon by the Target and the Stockholders and is rendered solely in connection with the transactions to which this opinion relates. This opinion may be relied upon only in connection with this transaction and may not be relied upon by any other persons without our prior written consent. This opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or other person without the prior written consent of this law firm.

                                          Very truly yours,


                                          Cohen, Chernay, Norris,
                                            Weinberger & Harris


                                      134           Form 8-K/A No. 2, Exhibit 2